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                                                                   Exhibit 10.43

                            FORM OF LEASE AGREEMENT
                            -----------------------

         THIS LEASE AGREEMENT (the "Lease") is made and entered into this ____ day of ___________ by and between __________________________________________, a
Delaware limited liability company ("Tenant"), and ______________________, a Florida corporation or its designee and its successors and assigns ("Landlord").

         WHEREAS, on or about the date hereof, Landlord has acquired fee title to certain property as defined herein from ___________________________________;

         WHEREAS, Landlord, Tenant and BCC Development and Management Co. ("BCC") have entered into a Development Agreement of even date herewith (the "Development Agreement") which calls for the construction by BCC and Tenant on behalf of Landlord of a ________ personal care home with assisted living services and related personalty, fixtures and amenities on the Real Property (as defined below); and

         WHEREAS, the Landlord and Tenant have executed this Lease pursuant to the Development Agreement with the understanding that the Lease shall become effective upon satisfaction of certain conditions referenced herein and of all terms and conditions under and the absence of a Default under the Development Agreement, the terms of which are incorporated herein by reference.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         SECTION 1. THE PREMISES.

         SECTION 1.1 FACILITY. Landlord hereby demises and leases to Tenant and Tenant hereby leases and takes from Landlord, the Real Property described in
EXHIBIT 1.1A (the "Real Property"), together with those certain improvements (the "Improvements") thereon to be constructed on behalf of Landlord pursuant to the Development Agreement, consisting of a personal care home with assisted living services (the "Facility") as more particularly described and provided for in Exhibit D to the Development Agreement and incorporated herein by this reference (the "Scope of Work"), subject to those encumbrances and other matters of record set forth on EXHIBIT 1.1B attached hereto made a part hereof (the "Permitted Encumbrances"). The Real Property, the Improvements and the Personal Property (defined below) shall collectively constitute the "Premises."

         SECTION 1.2 PERSONAL PROPERTY. Landlord hereby further demises and leases to Tenant, and Tenant hereby leases and takes from Landlord, all equipment, furniture, furnishings, and fixtures which are to be installed as part of the Improvements pursuant to the "Plans and Specifications" (as that term is defined in the Development Agreement) approved by Landlord and Tenant, as provided for in the Scope of Work, together with any

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additional items added thereto from time to time by written agreement between
Landlord and Tenant (such equipment, furniture, furnishings and fixtures, together with all additions thereto or replacements thereof will hereinafter be referred to as the "Personal Property"). If any equipment, in addition to the Personal Property, is necessary or convenient to operate the Facility, all such additional equipment shall be acquired by and at the cost of Tenant and the same shall be and remain the property of Tenant in accordance with the terms of
SECTION 1.2.1 below.

         SECTION 1.2.1 Tenant shall keep all of the Personal Property in good working order and condition at Tenant's sole cost and expense, and at the expiration or termination of the Lease Term (as defined below) shall return and deliver all of such property to Landlord in good working order and condition, reasonable wear and tear excepted. If necessary for the proper operation of the Facility, Tenant shall, during the Lease Term, replace part or all of the items of Personal Property which have been damaged or destroyed or become worn out or obsolete, and, except as provided in SECTION 3.5 with respect to the utilization of the Capital Reserve Account, such replacement shall be at the sole cost of Tenant, but any such equipment which has been acquired for the purpose of replacing Personal Property previously provided by Landlord shall be and remain the property of Landlord. Tenant shall not place additional property on the Premises (not required for replacement of property covered in this Lease) without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed and the same shall be and remain the property of Tenant ("Tenant's Equipment").

         SECTION 2. TERM.

         SECTION 2.1 INITIAL LEASE TERM. The effective date and term of this Lease shall commence on written notice by Landlord to Tenant that the conditions precedent set forth in EXHIBIT 2.1 hereto have been satisfied and approved by Landlord, or, at Landlord's option, waived in writing in its sole discretion (the "Commencement Date") and shall continue for a period of sixty (60) months following the Commencement Date (the "Lease Term") In the event the Lease Term expires on any day other than the last day of a calendar month, the Lease Term shall be automatically extended by the number of days necessary to cause the Lease Term to expire on the last day of the month. Notwithstanding the above, the provisions of SECTIONS 19, 22 AND 23 shall be effective on the date hereof.

         SECTION 3. RENT.

         SECTION 3.1 BASE RENT. During the Lease Term, Tenant covenants to pay to Landlord, without previous demand therefor, and without offset or deduction whatsoever, a net fixed annual minimum rent (the "Base Rent") for each year of the Lease Term according to the following formula:

         The Base Rent shall be calculated based on the Total Project Cost (as defined below) multiplied by the Lease Rate (as defined below) as follows:

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         Annual Base Rent = Total Project Cost x Lease Rate

         The "Lease Rate" during the Lease Term shall be _____% (the "Lease Rate"). The Lease Rate shall be calculated on a three hundred sixty (360) day year applied to actual days.

         The "Total Project Cost" as defined herein shall mean all costs set forth in the Budget as defined in the Development Agreement and EXHIBIT 3.1 hereto, as and when such costs are advanced by Landlord pursuant to the Development Agreement. The parties agree that Tenant shall be provided copies of monthly advances of the Budget which shall be prima facie evidence of Total Project Cost, without the need for further documentation, provided Tenant shall have the right to object to any mathematical errors and receive appropriate adjustment therefor as set forth in Section 5C of the Development Agreement.

         Any increase in Base Rent with respect to payments made pursuant to
Section 32.12 of Exhibit B to the Development Agreement shall commence to accrue on the day of such advance. The increased Base Rent from the day of such advance to the day preceding the regularly scheduled Base Rent installment date which occurs at least five (5) days following the notice from Landlord to Tenant of the increased Base Rent amount and the first adjusted monthly Base Rent amount shall be due on the regularly scheduled Base Rent installment date which occurs at least five (5) days following notice from Landlord to Tenant of the increased Base Rent and such increased Base Rent shall thereafter be payable as otherwise provided herein.

         SECTION 3.1.1 The obligation to pay the Base Rent and Additional Rent (as defined in 3.2.1) shall commence on the Commencement Date. Base Rent shall be paid in advance in equal monthly installments on the first day of each month. For purposes of this Lease, a Lease Year shall be the twelve (12) month period commencing on the Commencement Date, or if the Commencement Date is a day other than the first day of a month, the first Lease Year shall be such partial month plus the following twelve (12) months and each Lease Year thereunder shall be twelve (12) months. In the event the date of Commencement Date shall be other than the first day of the month, Tenant shall pay to Landlord a pro rata portion of rent for the month.

         SECTION 3.2. PAYMENT OF BASE RENT. Except as specifically provided for herein, the Base Rent shall be payable without offset, abatement or other deduction to Landlord at the address set forth in SECTION 16, or to such other person, firm or corporation at such other address as Landlord may designate by notice in writing to Tenant.

         SECTION 3.2.1 This Lease is intended to be absolutely net to Landlord, so that this Lease shall yield the Base Rent net to the Landlord. Tenant shall pay to Landlord, net throughout the Lease Term, the Base Rent prescribed by
SECTION 3.1, free of any offset, abatement, or other deduction, except as may be expressly set forth herein. Except as may otherwise be expressly set forth herein, Landlord shall not be required to make any payment of any kind with respect to the Premises and Tenant agrees to pay as they become due and payable all costs, expenses, and obligations of every kind relating to the Premises whether usual or unusual, ordinary or extraordinary, foreseen or unforeseen, which may arise or become due following the

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Commencement Date (the "Additional Rent"). Base Rent and Additional Rent are
sometimes referred to collectively herein as "Rent". Notwithstanding the foregoing, Landlord shall be responsible for making all payments due with respect to any mortgage or deed of trust secured by the Premises (the "Facility Mortgage") and all income taxes assessed against Landlord, and all estate, succession, transfer or inheritance taxes of Landlord.

         SECTION 3.2.2 This Lease shall continue in full force and effect, and the obligations of Tenant hereunder shall not be released, discharged or otherwise affected for any cause whatsoever, including, without limitation, casualty.

         SECTION 3.2.3 If any payment of any sums required to be paid by Tenant to Landlord under this Lease and payments made by Landlord under any provision hereof for which Landlord is entitled to reimbursement by Tenant is not paid within ten (10) days after the same is due, interest at the "Lease Rate" plus four percent (4%) per annum, shall accrue on such sum and be paid to Landlord from the original date due until actually paid and a late charge of 5% of such overdue amount shall be due to Landlord. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligation to pay such interest or late charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this Section in any instance thereafter occurring.

         SECTION 3.2.4. Subject to SECTION 23 and SECTION 24, during the period prior to Stabilization (as defined below) (the "Pre-Stabilization Period"), Landlord may utilize the Letter of Credit (as defined in SECTION 23), to the extent available, proceeds of the Mandatory Sweep Account (as defined in SECTION
24) and to the extent the Letter of Credit and the Mandatory Sweep Account are depleted, the proceeds from the Operating Deficit Loans (as defined in SECTION
24) to fund operating deficits and make the payments of Base Rent and/or Additional Rent during the Pre-Stabilization Period. Notwithstanding the above and any other contrary term in this Lease, Landlord's rights under the Letter of Credit, Mandatory Sweep Account, Operating Deficit Loan Documents (as defined in
SECTION 24) and under any Transaction Document shall upon the occurrence of an Event of Default be cumulative and non-exclusive with Landlord having the right to exercise its rights under all or any of such instruments or documents in such order as Landlord shall determine.3.2.4. SUBJECT TO SECTION 23 AND SECTION 24, DURING THE PERIOD PRIOR TO STABILIZATION (AS DEFINED BELOW) (THE "PRE-STABILIZATION PERIOD), LANDLORD MAY UTILIZE THE LETTER OF CREDIT (AS DEFINED IN SECTION 23) AND, TO THE EXTENT AVAILABLE, PROCEEDS OF THE MANDATORY SWEEP ACCOUNT (AS DEFINED IN SECTION 24) TO FUND OPERATING DEFICITS AND MAKE THE PAYMENTS OF BASE RENT AND/OR ADDITIONAL RENT DURING THE PRE-STABILIZATION PERIOD. NOTWITHSTANDING THE ABOVE AND ANY OTHER CONTRARY TERM IN THIS LEASE, LANDLORD'S RIGHTS UNDER THE LETTER OF CREDIT, MANDATORY SWEEP ACCOUNT, HEREUNDER AND UNDER ANY TRANSACTION DOCUMENT SHALL UPON THE OCCURRENCE OF AN EVENT OF DEFAULT BE CUMULATIVE AND NON-EXCLUSIVE WITH LANDLORD HAVING THE RIGHT TO EXERCISE ITS RIGHTS UNDER ALL OR ANY OF SUCH INSTRUMENTS OR DOCUMENTS IN SUCH ORDER AS LANDLORD SHALL DETERMINE.

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         Subject to SECTIONS 23 AND 24, the Tenant will be solely responsible for payment of all Base Rent irrespective of availability under the Letter of Credit, Mandatory Sweep Account or Operating Deficit Loan Documents.

         "Stabilization" shall occur upon written notice by Landlord to Tenant of satisfaction of the following conditions precedent, all of which shall have been observed or satisfied, as required, by Tenant:

         (a) There shall be no Event of Default or Default under the terms of the Development Agreement, Lease, Guaranty of Payment and Performance (the "Guaranty") of even date herewith by Senior Care Operators, LLC and Oakhaven Senior Living, Inc. (collectively, the "Guarantors") or any other document executed to secure the same or with respect to any of the foregoing (the "Transaction Documents");

         (b) The Facility shall have been issued a final and unconditional Certificate of Occupancy with respect to all of the dwelling units contained therein and all dwellings units shall be available for occupancy;

         (c) Title to the Facility shall be free and clear of any mechanics', materialmen's (unless such mechanics' or materialmen's lien has been bonded over to the reasonable satisfaction of Landlord and in a bonded amount satisfactory to Landlord in its sole discretion and provided further that any such mechanic's or materialman's lien does not exceed $75,000), or other liens, other than those liens that arise out of materials supplied or work performed at the request of Landlord unless required to be performed by Tenant hereunder or under the Development Agreement and Tenant failed to perform such work as required;

         (d) All licenses and permits for the administration, operation, occupancy and use of the Facility as a personal care home with assisted living services shall be in full force and effect and free from default, from any federal, state, or local agency or authority having jurisdiction including, but not limited to, any license, certification or filing required by the Pennsylvania Department of Public Welfare for a personal care home;

         (e) There shall have been no material adverse change in the financial condition of the Tenant, Balanced Care Corporation or any of the Guarantors;

         (f) The Facility shall have achieved ninety percent (90%) occupancy for the six calendar months immediately preceding. Occupancy shall be defined as:
90% of the total units for the Facility under executed leases for which prepaid non-refundable rent has been received; and

         (g) The Facility shall have maintained a minimum Lease Payment Coverage Ratio (as defined in Section 24(b)(3) hereof) of 1.30 : 1.00 for the six calendar months immediately preceding.

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         SECTION 3.3. RENT INCREASES.

         Effective as of the expiration of each Lease Year, the Base Rent shall be adjusted upward by an amount equal to the increase, if any, in the Consumer Price Index (as that term is defined below) determined in the manner provided for below; provided, however, in no event shall the Base Rent be adjusted downward.

         As used herein the term "Consumer Price Index" shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, All Items, for Northeast Urban (1982-1984= 100). If at any time there shall not exist the Consumer Price Index in the same format as recited in this SECTION 3.3, Landlord shall substitute any official index published by the Bureau of Labor Statistics or successor or similar governmental agency, as may then be in existence and shall be most equivalent thereto. The increase in the Consumer Price Index shall be determined by the percentage increase, if any, between the index published and in effect thirty (30) days preceding the annual adjustment date and the index published and in effect on the Commencement Date.

         As used herein the term "Consumer Price Increase shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, All Items, for Northeast Urban (1982-1984=100). If at any time there shall not exist the Consumer Price Index in the same format as recited in this SECTION 3.3, Landlord shall substitute any official index published by the Bureau of Labor Statistics or successor or similar governmental agency, as may then be in existence and shall be most equivalent thereto. The increase in the Consumer Price Index shall be determined by the percentage increase, if any, between the index published and in effect thirty (30) days preceding the annual adjustment date and the index published and in effect on the Commencement Date.

         SECTION 3.4. TAXES/DEPOSITS/SECURITY

         SECTION 3.4.1. Unless Tenant shall be escrowing estimated Tax payments with Landlord as provided below or otherwise paying such amounts through Landlord as provided below, Tenant shall pay directly to the applicable taxing authority, by the applicable due date or, if permitted by applicable law or regulation, the date by which penalties, sanctions or interest shall begin to be charged, all "Taxes" (as that term is defined below) for each fiscal period wholly included in the Lease Term (and a prorated amount thereof for partial years occurring during the first and last Lease Year of the Lease Term) assessed with respect to the Premises which payments shall be deemed Additional Rent hereunder, in addition to the Base Rent hereinbefore set forth, and Tenant shall provide Landlord with reasonable evidence of such payment.

         Any interest or penalties which accrue as a result of Tenant's failure to make such payment within the time required by this SECTION 3.4 shall be the responsibility and obligation of Tenant unless the failure to make such payment within the time required by this SECTION 3.4 was caused by any action or inaction of Landlord (not caused by Tenant) then any such interest or penalties shall be the responsibility and obligation of Landlord. At such time as Landlord receives any bill for Taxes, Landlord shall promptly notify Tenant and Tenant agrees to pay to

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Landlord at least one (1) business day prior to delinquency of such Taxes calculated in the manner provided for above. "Taxes" shall mean all real estate taxes, general and special assessments, personal property taxes, and other public charges which are assessed, levied, confirmed, or imposed upon the Premises during the Lease Term, and all sales taxes and other taxes that are now or hereafter may be payable in connection with the Base Rent payable hereunder during the Lease Term.

         SECTION 3.4.2. Any Taxes and assessments relating to a fiscal period of any authority, a part of which is already included within the Lease Term and a part of which is included in a period of time before or after the Lease Term, shall be adjusted pro rata between Landlord and Tenant and each party shall be responsible for its pro rata share of any such taxes and assessments. In no event shall Tenant extend payment of any Taxes or assessments over any period other than the period initially assessed by the relevant taxing authority.

         SECTION 3.4.3. Nothing herein shall require Tenant to pay income taxes assessed against Landlord, or estate, succession, transfer or inheritance taxes of Landlord.

         SECTION 3.4.4. Tenant may contest, in its own name or in the name of Landlord, with Landlord's consent, which Landlord can withhold in its reasonable discretion, the legality or validity of any such tax or assessment or of any law under which the same shall be imposed. This must be done in good faith, with due diligence, and at Tenant's own expense. If Tenant does so contest such tax or assessment beyond the time limit for payment thereof by Tenant, Tenant shall either pay such amount under protest or procure and maintain a stay of all proceedings with adequate bond to enforce collection of such tax or assessment. Landlord shall also have the right, at Landlord's sole cost and expense, to contest in good faith and with due diligence any assessment with respect to the Real Property. Landlord and Tenant agree to reasonably cooperate with each other with respect to any permitted contest under this SECTION 3.4.4.

         SECTION 3.4.5. Subject to Landlord's prior consent above, Tenant shall have the power and authority, at Tenant's cost to make and file and prosecute any statement or report or claim for refund which may be required or permitted by law, as the basis of or in connection with the assessment, determination, equalization, reduction or payment of any and every tax or assessment or license or charge which Tenant is required to pay or discharge hereunder.

         SECTION 3.4.6. Landlord shall not be required to join in any proceedings referred to in this Section, unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in its name. Landlord shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant will indemnify, defend and save harmless Landlord from any such costs and expenses. Tenant shall be entitled to any refund of any taxes and assessments and penalties or interest thereon received by Landlord but previously paid or reimbursed in full by Tenant.

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         SECTION 3.4.7. Upon the termination of any such proceeding, Tenant shall pay the amount of such taxes and assessments or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith.

         SECTION 3.4.8. At the option of Landlord, which may be exercised at any time, Tenant shall, upon written request of Landlord, on the first day of the calendar month immediately following such request, and on the first day of each calendar month thereafter during the Lease Term (each of which dates is referred to as a "Monthly Deposit Date"), pay to and deposit with Landlord a sum equal to one-twelfth (1/12th) of the Taxes to be levied, charged, filed, assessed or imposed upon or against the Premises within one (1) year after said Monthly Deposit Date. If the amount of the Taxes to be levied, charged, assessed or imposed within the ensuing one (1) year period shall not be fixed upon any Monthly Deposit Date, such amount for the purpose of computing the deposit to be made by Tenant hereunder shall be reasonably estimated by Landlord with an appropriate adjustment to be promptly made between Landlord and Tenant as soon as such amount becomes determinable. In addition, Landlord may, at its option, from time to time require that any particular deposit be greater than one-twelfth (1/12th) of the estimated amount payable within one (1) year after said Monthly Deposit Date, if such additional deposit is required in order to provide to Landlord a sufficient fund from which to make payment of all Taxes on or before the next due date of any installment thereof.

         SECTION 3.4.9 USE OF DEPOSITS. The sums deposited by Tenant under this
SECTION 3.4 shall be held by Landlord and shall be applied to payment of the Taxes when due. Any such deposits may be commingled with other assets of Landlord, and shall be deposited by Landlord at OCWEN Federal Bank FSB. Landlord shall not be responsible to Tenant for any loss of principal so deposited at such depository bank due to financial failure or any act of omission of such depository. The income from such investment or interest on such deposit shall be paid to Tenant on a semi-annual basis as long as no Event of Default has occurred. Tenant shall give not less than ten (10) days prior written notice to Landlord in each instance when a Tax is due, specifying the Tax in full (or in installments as otherwise provided for herein), together with any penalty or interest thereon, provided, however, Tenant shall not be in default hereunder if it fails to receive notice from the applicable taxing authority and such notice was sent directly to the Landlord. Landlord may change its estimate of any Tax for any period on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other good faith reason; in which event, within ten (10) days after demand by Landlord, Tenant shall deposit with Landlord the amount in excess of the sums previously deposited with Landlord for the applicable period which would theretofore have been payable under the revised estimate. Landlord shall provide Tenant with an annual statement of all amounts deposited and interest earned thereon under this SECTION 3.4.

         SECTION 3.4.10 OTHER PROPERTIES. If any Tax shall be levied, charged, filed, assessed, or imposed upon or against the Premises, and if such Tax shall also be a levy, charge, assessment, or imposition upon or for any other real or personal property owned by Tenant that does not

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constitute a part of the Premises, then the computation of the amounts to be deposited under this SECTION 3.4 shall be based upon the entire amount of such Tax and Tenant shall not have the right to apportion any deposit with respect to such Tax owed by Tenant.

         SECTION 3.4.11 TRANSFERS. In connection with any assignment of the Landlord's interest under this Lease, the original Landlord named herein and each successor in interest shall have the right to transfer all amounts deposited pursuant to the provisions of this SECTION 3.4 and still in its possession to such assignee (as the subsequent holder of Landlord's interest in this Lease) and upon such transfer, the original Landlord named herein or the applicable successor in interest transferring the deposits shall thereupon be completely released from all liability with respect to such deposits so transferred and Tenant shall look solely to said assignee, as the subsequent holder of Landlord's interest under this Lease, in reference thereto.

         SECTION 3.4.12 SECURITY. All amounts deposited with Landlord pursuant to the provisions of this SECTION 3.4 shall be held by Landlord as additional security for the payment and performance of all obligations of Tenant under the Lease and, upon the occurrence of any Event of Default, Landlord may, in its sole and absolute discretion, apply said amounts towards payment or performance of such obligations.

         SECTION 3.4.13 RETURN. Upon the expiration or earlier termination of this Lease, provided, that, all of the Lease obligations have been fully paid and performed, any sums then held by Landlord under this SECTION 3.4 shall be refunded to Tenant.

         SECTION 3.4.14 RECEIPTS. Tenant shall deliver to Landlord copies of all notices, demands, claims, bills and receipts in relation to the Taxes promptly upon receipt thereof by Tenant and Landlord shall deliver to Tenant copies of all notices, demands, claims, bills and receipts in relation to Taxes within a reasonable time upon receipt thereof by Landlord.

         SECTION 3.4.15 FEES. Tenant agrees to pay reasonable administrative or other fees associated with Landlord or its designees holding, disbursing and otherwise managing the Deposits.

         SECTION 3.5 CAPITAL RESERVES. Tenant shall pay, as Additional Rent hereunder on the first day of each month, commencing with the thirteenth (13th) full calendar month after the Commencement Date, into a capital reserve fund (the "Capital Reserve Account"), the amount of $29.17 per unit, which funds shall be deposited into an interest bearing escrow account in Tenant's name to be disbursed from time to time in accordance with EXHIBIT 3.5 hereto to pay for replacements and correction of deferred maintenance items. Landlord shall also be entitled to use such funds to cure any Event of Default hereunder pursuant to the Assignment and Pledge of Deposit Account Agreement between the parties of even date herewith. Funds held in the Capital Reserve Account shall be deposited by Landlord at OCWEN Federal Bank FSB. Landlord shall not be liable to Tenant for any consequent loss of principal so deposited at such depository bank. Any funds remaining in the Capital Reserve Account at

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Lease expiration or earlier termination shall be retained by Landlord unless
Tenant exercises and consummates the Purchase Option (as defined herein).

         SECTION 4. USE OF THE PREMISES/COMPLIANCE WITH LAWS.

         SECTION 4.1 PERMITTED USES. The Premises may be used only as a 60 unit personal care home with assisted living services and for no other purpose. Tenant assumes full responsibility for confirming that such use is permitted under all laws, statutes, ordinances, regulations, and orders governing the Real Property and for obtaining any license or other authorization required to operate such use and/or to provide assisted living services within the Facility and to obtain the necessary building permit and certificate of occupancy for the Improvements and for assuring that the Improvements constructed by Tenant comply with all applicable laws, statutes, ordinances, rules, regulations, orders, restrictions and other governmental requirements of any governmental entities and divisions having regulatory authority over Tenant and the Improvements by virtue of the health care business conducted by Tenant. Landlord makes no representation or warranty as to the compliance of such use under any such laws, statutes, ordinances, regulations, and orders governing the Real Property and/or insurance requirements. Any failure by Tenant to obtain or maintain any required authorization or approval shall not affect Tenant's obligation to pay Rent or perform any other obligation hereunder.

         SECTION 4.2 OPERATING APPROVALS. Tenant covenants to comply, or shall cause any manager of the Facility to comply, with all notification and reporting requirements imposed on an operator or proposed operator of a personal care home and to maintain, or cause to be maintained in the case of any manager of the Facility, all approvals and licenses to operate the Facility and to provide assisted living services therein under applicable state and federal law (collectively, the "Operating Approvals") and shall maintain the same in full force and effect throughout the Lease Term. Tenant acknowledges that its obligation to pay Rent is not contingent upon the receipt and maintenance of any such Operating Approvals.

         SECTION 4.3 COMPLIANCE WITH INSURANCE. After the Commencement Date, Tenant shall neither use nor permit to be used the Premises, or any part thereof for any purpose which will cause the cancellation of any insurance policy covering the Premises of any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Premises of any insurance organization or company necessary for the maintenance of insurance, as herein provided, covering the Premises.

         SECTION 4.4 WASTE/COMPLIANCE WITH LAWS. Tenant covenants and agrees that the Premises shall not be used for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on the Premises, nor shall Tenant cause or permit any nuisance thereon. Tenant further covenants and agrees that Tenant's use of the

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Premises and the maintenance, alteration, and operation thereof shall at all times conform to all applicable and lawful local, state, and federal laws, ordinances, and regulations, including orders of agencies which regulate or are responsible for accrediting personal care home with assisted living services. Tenant shall make such alterations to the Premises (whether capital or non-capital in nature) as may become necessary after the Commencement Date to maintain the Premises in compliance with applicable laws at Tenant's sole cost and expense.

         SECTION 4.5 ENVIRONMENTAL COMPLIANCE.

         SECTION 4.5.1 Tenant shall use the Premises in compliance with all applicable Environmental Laws (as defined below). Tenant shall not generate, store or use any hazardous materials in or on the Premises, nor permit any Person to do so on the Premises, except those customarily generated, stored and used in the operation of a personal care home with assisted living services, and then only in compliance with all Environmental Laws, insurance requirements and applicable industry standards. Tenant shall not dispose of hazardous materials on the Premises (or permit any person to do so) to any other location except a properly licensed disposal facility and then only in compliance with all applicable Environmental Laws. Tenant shall, at its sole cost and expense, promptly remove or clean up any hazardous materials introduced onto the Premises by Tenant or with its permission or at its sufferance (other than hazardous materials introduced onto the Premises solely by Landlord's actions). Such removal or cleanup shall be in compliance with all applicable Environmental Laws. Tenant hereby agrees to indemnify and hold Landlord and any mortgagee under a Facility Mortgage (a "Facility Mortgagee") harmless and agrees to defend Landlord and any Facility Mortgagee from all losses, damages, claims and liabilities and fines, including costs and reasonable attorneys' fees, of any nature whatsoever in connection with the actual presence upon the Premises of any hazardous materials introduced by Tenant. For purposes hereof, the term "Environmental Laws" shall mean any and all applicable governmental laws, regulations and requirements relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances). The provisions of this SECTION 4.5.1 shall survive the expiration or earlier termination of this Lease.

         SECTION 4.5.2 HAZARDOUS MATERIALS. The term "hazardous materials" shall mean any chemical, substance, waste, material, gas or emission which is deemed hazardous, toxic, a pollutant, or a contaminant under any statute, ordinance, by-law, rule, regulation, executive order or other administrative order, judgment, decree, injunction or other judicial order of or by any governmental authority, now or hereafter in effect, relating to pollution or protection of human health or the environment. By way of illustration and not limitation, "Hazardous Materials" includes asbestos, radioactive materials, and "oil", "hazardous materials", "hazardous waste", "hazardous substance" and "toxic material" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET M., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S. C. Section 2601 et seq., as amended, the regulations promulgated thereunder, and the provisions of the Pennsylvania ______________ Code and the regulations promulgated thereunder.

         SECTION 5. REPORTING REQUIREMENTS. Notwithstanding anything set forth in this Lease to the contrary, for the purposes of this SECTION 5 and all other sections of this Lease, Landlord acknowledges and agrees that the determination by Tenant and/or the Manager (as defined below) as to whether either of them desire to become a participating provider under any reimbursement program, including but not limited to, Medicaid, Medicare or other governmental or private third party program, and whether to continue to be such a participating provider shall be within their respective sole discretion. Tenant hereby agrees as follows:

         SECTION 5.1 From and after the Commencement Date, Tenant shall provide Landlord with the following financial statements and information on a continuing basis:

         (a) Within one hundred and twenty (120) days after the end of each fiscal year, audited financial statements of the Tenant prepared by a nationally recognized certified public accounting firm or other independent certified public accounting firm acceptable to the Landlord, prepared in accordance with GAAP, and including a balance sheet, and a statement of income and expenses for the year then ended.

         (b) Within thirty (30) days after the end of each fiscal year quarter
(i) unaudited financial statements of the Tenant prepared in accordance with GAAP for the quarter then ended including a balance sheet and statement of income and expenses, prepared on a basis consistent with the annual statements, and certified by the chief financial officer of the Tenant to be true and correct, (ii) a certificate from the chief financial officer of Balanced Care at Shippensburg, Inc. (the "Manager") or the chief financial officer of the Tenant, in form reasonably acceptable to Landlord, that, to such chief financial officer's knowledge after due inquiry, as of the date of the certificate, no event has occurred (that has not been cured) and no condition currently exists that constitutes an "Event of Default" or would by giving of any required notice or expiration of any applicable cure period constitute an "Event of Default" and
(iii) a quarterly census information of the Facility in sufficient detail to show, unit occupancy on a daily average basis for such quarter.

         (c) Within fifteen (15) days of the end of each calendar month (i) an aged accounts receivable report for the Facility, certified by the Tenant to be true and correct, and (ii) monthly census information for the Facility in sufficient detail to show census on a daily average basis for such month.

         (d) Within three (3) business days of the receipt by the Tenant, Facility or the Manager at the Facility, any and all notices (regardless of form) from any licensing, reimbursement and/or certifying agency that any Operating Approvals, certifications or any reimbursement contract is being revoked, downgraded or suspended or that action is pending or being considered to revoke or suspend any such Operating Approvals, certifications, permits, or any reimbursement contract or any rights thereunder.

         (e) If the Facility should hereafter be required to file any cost report as a condition of participation pursuant to a reimbursement contract, then within ten (10) days of the date of the required filing of cost reports of such Facility with the appropriate State Medicaid, Medicare or other applicable agency or pursuant to any reimbursement contract, or of the date of actual filing of such cost report by the Facility, whichever is earlier, furnish to Landlord a complete and accurate copy of the annual cost report for such Facility, which will be prepared in accordance with the requirement of the applicable reimbursement contract, and any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports.

         (f) Such financial statements of Guarantors as and when required in the Guaranty.

         (g) Within fifteen (15) days of the end of each calendar month during the Pre-Stabilization Period (i) monthly financial and operating statements for the Facility certified by the chief financial officer of the Manager or the Tenant, (ii) a current rent roll statement with respect to the Facility and
(iii) a status report from the chief financial officer of the Manager or the Tenant as to the projected date when Stabilization will occur.

         (h) Furnish to Landlord within ten (10) days of receipt a copy of any licensing agency (or, to the extent Tenant or any Manager becomes a participating provider and elects to remain so in any Medicaid, Medicare or other reimbursement agency), or reimbursement authority survey or report (and any amendment thereto) and any statement of deficiencies, and within the time period required by the particular agency or authority for furnishing a plan of correction furnish or cause to be furnished to Landlord a copy of the plan of correction generated from such survey or report for the Facility or any Manager and any responses, audit reports or inquiries with respect to same, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure (or, to the extent Tenant or the Manager becomes a participating provider and elects to remain so) for full participation in Medicaid, Medicare or other reimbursement program pursuant to any reimbursement contract for existing residents or for new residents to be admitted with Medicaid, Medicare or reimbursement contract coverage by the date required for cure by such agency or authority (plus extensions granted by such agency or authority).

         (i) Furnish promptly to Landlord such information as Landlord may reasonably require concerning costs, progress of any construction, and such other factors as Landlord may reasonably require regarding the Facility; notify Landlord promptly of any material litigation instituted or threatened against Tenant or any of the Guarantors, and any material deficiencies asserted or liens filed by the Internal Revenue Service against Tenant or any of the Guarantors; notify Landlord promptly of any condemnation or similar proceedings with respect to the Premises, any proceeding seeking to enjoin the Facility or intended use of any of the Improvements, and of all material changes in governmental requirements pertaining to the Facility, utility unavailability, the receipt by Tenant of any notice, claim or demand which alleges Tenant is in violation of any license, reimbursement contract, law, rule or regulation applicable to the Facility. The Tenant shall promptly commence and diligently pursue or cause the diligent pursuit of the correction of the subject of each deficiency notice (or if such deficiency can be appealed or contested without the incurrence of interest, penalties, liens, or sanctions, to so contest or appeal such deficiency as permitted by applicable law), and shall correct or cause the correction of the subject of the deficiency notice promptly, but in any event prior to the expiration of any period allowed by the governmental agency for correction. The Tenant shall at the Landlord's request promptly provide from time to time such cost estimates, reports and other information as the Landlord may reasonably require to demonstrate to the Landlord's reasonable satisfaction that the Tenant or the responsible party has the financial and other ability to effect the correction and is taking the actions required by this subsection, and any other matters which could reasonably be expected to adversely affect Tenant's or such responsible party's ability to perform its obligations with respect to such deficiency correction.

         The Landlord reserves the right to reasonably require such other financial information (including tax returns, detailed cash flow information and contingent liability information) of Tenant, Manager and any of the Guarantors, all at such times as Landlord shall reasonably deem necessary, and Tenant agrees promptly to provide such information to Landlord. All financial statements must be in the form and detail as the Landlord shall from time to time reasonably request. In any event Tenant shall provide Landlord with (i) an annual cash flow statement within 30 days of year end and (ii) filed tax returns within 120 days from year end or 255 days from year end if an extension is granted.

         Landlord may sell participation interests in the Lease, may sell or transfer the Lease, or may place the Lease in a pooling of leases for syndication and sale of interests therein to investors. In such event Tenant consents to the Landlord's disclosure and distribution of financial and other information that has been provided by Tenant to Landlord pursuant to this Lease to prospective participants, purchasers, investors, rating agencies and others involved in any participation, sale, pooling or syndication.

         At the time of furnishing the quarterly financial statement and census data for the Facility required under the foregoing section, Tenant shall furnish to Landlord a compliance certificate in the form attached hereto as EXHIBIT 5.1 with all information completed and certified by the chief financial officer of the Manager or the Tenant as true and correct.

         SECTION 6. OPERATING REQUIREMENTS.

         SECTION 6.1 STANDARDS OF OPERATION. From and after the Commencement Date and during the Lease Term, Tenant shall thereafter cause the Facility to be properly operated as a personal care home with assisted living services and no other use. Without limiting the foregoing, Tenant shall and/or cause any Manager to:

         (a) maintain the standard of care for the residents of the Facility at all times at a level necessary to insure quality care for the residents of the Facility;

         (b) operate the Facility in a prudent manner in compliance with applicable, licenses, laws and regulations relating thereto and cause all licenses, permits, if any, and any other agreements necessary for the use and operation of the Facility as a personal care home with assisted living services;

         (c) maintain sufficient inventory and equipment of types and quantities at the Facility to enable Tenant adequately to perform all operations at the Facility; and

         (d) keep all Improvements and Personal Property located on or used or useful in connection with the Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition.

         SECTION 7. RESIDENCY AGREEMENTS. Tenant shall establish as policy and will require that any and all residents or other persons for which the Tenant (or the Manager) provides services execute and deliver to the Tenant a residency agreement approved as to form by Landlord, which approval shall not be unreasonably withheld or delayed.

         SECTION 8. MAINTENANCE, REPAIR - ALTERATIONS AND UTILITIES.

         SECTION 8.1 TENANT'S MAINTENANCE. Tenant shall, at its own cost, and without expense to the Landlord, maintain the Premises, including all sidewalks, buildings, building systems, water, sewer and other utility lines on the Real Property serving the Facility, surface parking lots, exterior lighting and improvements of any kind which may be a part thereof in good, sanitary, neat and first-rate order, condition and repair, ordinary wear and tear, casualty, condemnation and acts of God excepted. Tenant's obligations shall include, without limitation, replacements of structural components, roof and building systems, and other necessary capital expenditures, as required by the previous sentence. Tenant shall maintain the Premises in such a manner as may be necessary to operate the Facility in accordance with applicable state and/or federal laws or regulations. Tenant shall perform all interior and exterior painting, and maintain the grounds of the Facility in a good and sightly appearance. All costs of the foregoing maintenance and replacement obligations shall be paid (i) with insurance proceeds, if applicable, in accordance with
SECTION 11 hereof, (ii) with funds from the Capital Reserve Account, if applicable, in accordance with SECTION 3.5 hereof, and (iii) otherwise by Tenant.

         Tenant shall not commit or suffer to be committed any waste upon or about the Premises, and shall promptly at its cost and expense, make all necessary replacements, restorations, renewals, and repairs to the Premises and appurtenances thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen, ordinary wear and tear excepted. Repairs restorations, renewals, and replacements shall, to the extent possible, be at least equivalent in quality to the original work or the property replaced, as the case may be. Tenant shall not make any claim or demand upon or bring any action against the Landlord for any loss, cost, injury, damage, or other expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof.

         Landlord shall not under any circumstances be required to build any improvements on the Premises, or to make any repairs, replacements, alterations, or renewals of any nature or description to the Premises or to any of the Improvements, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Premises in any way. Tenant hereby waives the right to make repairs, replacements, renewals, or restorations at the expense of Landlord pursuant to all applicable laws and Tenant shall not make any claim or demand upon or bring any action against Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, to the Premises or any part thereof.

         Tenant acknowledges that, pursuant to the Development Agreement, Landlord has contracted with Tenant and BCC to construct the Improvements, that the Improvements will be constructed pursuant to the Development Agreement and that although title to the Improvements rests in Landlord in fee, Landlord has made no representation, warranty or covenant regarding the suitability, workmanship or freedom of defects of the Improvements as a result of the Development Agreement, any act of approval of Landlord's agents, consultants or engineers thereunder or by virtue of this Lease, or any statement or provision in the Transaction Documents to the contrary notwithstanding.

LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, EITHER AS TO ITS FITNESS FOR ANY PARTICULAR PURPOSE OR USE, ITS DESIGN OR CONDITION OR OTHERWISE, OR AS TO DEFECTS IN QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL RISKS RELATING TO THE DESIGN, CONDITION OR USE OF THE PREMISES ARE TO BE BORNE BY TENANT. TENANT HEREBY ASSUMES ALL RISK OF THE PHYSICAL CONDITION OF THE PREMISES AND THE SUITABILITY OF THE PREMISES FOR TENANT'S PURPOSES ARE TO BE BORNE BY TENANT. TENANT ASSUMES ALL RISK OF AND THE COMPLIANCE OR NON-COMPLIANCE OF THE PREMISES WITH ALL APPLICABLE REQUIREMENTS OF LAW, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL LAWS AND ZONING OR LAND USE LAWS.

         SECTION 8.2 ALTERATIONS. Tenant will not alter, add to, improve, remove or demolish any improvement or building which is part of the Premises or any portion thereof or allow it to be removed or demolished, without the prior written consent of Landlord, which may be withheld at Landlord's sole discretion; provided, that no consent shall be required of Landlord for any alteration, addition or improvement that costs less than $25,000 in the aggregate. If Tenant fails to obtain Landlord's prior written consent for any alteration, and such consent is required under this Lease, then such alteration must be removed/restored at the end of the Lease Term. All alterations, approved by Landlord shall be in quality and class at least equal to the original work and shall meet all building and fire codes, and all other applicable codes, rules, regulations, laws and ordinances. Tenant also agrees to maintain builder's risk insurance and shall cause its contractors to carry the types of insurance as a prudent owner or tenant would require. Landlord shall have the right to approve the plans and specifications for any alteration in excess of $50,000 in the aggregate, which approval may be withheld in Landlord's sole discretion.

         SECTION 8.3. UTILITIES. Tenant shall arrange for, furnish and pay all charges for water, electricity, gas, sewage, waste, trash and garbage disposal, telephone, cable television, and other services furnished to the Premises from and after the Commencement Date and during the Lease Term. Except as set forth below, Landlord shall not be responsible in any manner for any suspension, interruption or curtailment of any services or utilities to the Premises regardless of the cause thereof, and no such suspension, interruption or curtailment shall give rise to any claim for abatement of Rent or other compensation to Tenant from Landlord, nor may Tenant claim any damages on account thereof, nor shall this Lease or any obligation of Tenant hereunder be affected thereby, nor shall Tenant claim the same as a constructive eviction.

         SECTION 9. LIENS AGAINST THE PREMISES.

         SECTION 9.1. LIENS. Except as provided for herein and except for any lien, charge or encumbrance granted by Landlord with respect to the Premises, Tenant will not permit the Premises to become subject to any lien, charge, or encumbrance. Tenant shall maintain the Premises free from all orders, notices, and violations filed or entered by any public or quasi-public authorities.

         SECTION 9.2. LANDLORD'S RIGHTS. Should a judgment on any lien, charge, encumbrance, order, notice or, violation be rendered against the Premises for any work performed by or for Tenant or any person claiming through or under Tenant and should Tenant fail to discharge such judgment within thirty days of receipt of notification thereof by Tenant (or if notification is sent to Landlord within thirty days of Landlord's notification to Tenant of the same), Landlord shall have the right, but not the obligation, to discharge said judgment. If Landlord exercises that option, any amounts paid by Landlord shall be due from Tenant as Additional Rent. Such Additional Rent shall be due and payable on the next date after such expense was incurred.

         SECTION 9.3 MECHANIC'S LIENS. Tenant shall take all reasonable steps necessary to ensure that no lien arising under Pennsylvania law as a result of construction done at the Premises at Tenant's request shall extend to the interest of Landlord in the Premises. Tenant shall pay all costs incurred by Tenant in connection with the construction, alteration, demolition, maintenance and repair of any and all improvements on the Premises. Should a lien or claim of lien be filed against the Landlord's interest in the Premises by any contractor, subcontractor, mechanic, laborer, materialman or any other person whomsoever retained by Tenant, Tenant shall, within thirty (30) days after receipt of notice thereof, cause the same to be discharged of record.

         SECTION 9.4 NO LIABILITY TO LANDLORD. Nothing contained in this Lease shall be construed as constituting the consent of Landlord, express or implied, to, or for the performance by, any materialman, contractor, mechanic, labor or other person furnishing any labor, services, materials, supplies or equipment in connection with any capital additions to any part of the Premises. Tenant shall not, and shall have no power to, grant any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING ANY PART OF THE PREMISES, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES. Tenant shall notify any contractor, subcontractor, laborer, materialman or vendor providing any labor, services or materials to the addition of the foregoing provisions of this SECTION 9.4.

         SECTION 10. NON-LIABILITY AND INDEMNIFICATION.

         SECTION 10.1 TENANT'S INDEMNITY. During the Lease Term, Tenant agrees to defend, protect, indemnify and save harmless Landlord and any Facility Mortgagee from and against all claims arising out of or connected with the use, misuse, occupancy, possession or unoccupancy of the Premises by Tenant any person claiming by, through or under Tenant, or its respective officers, directors, servants, agents, licensees, guests, customers, concessionaires, sublessees, contractors, employees or invitees and shall pay all costs and expenses incurred by Landlord and any Facility Mortgagee (each an "Indemnified Party") in connection with such claims, including without limitation, court costs and reasonable attorney's fees for trial and appellate proceedings. The Indemnified Parties shall be protected hereby from all claims arising during the Lease Term from loss of or damage to property, or death or personal or bodily injury to persons except to the extent such loss, damage, death or injury is caused by the gross negligence or willful actions of Landlord or any person-claiming by, through or under Landlord. Promptly after the assertion by any party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, is a claim for which such Indemnified Party would be entitled to indemnification pursuant to this Lease, such Indemnified Party shall deliver to Tenant a written notice describing in reasonable detail such claim and Tenant shall assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party, and the payment of expenses), unless such claim relates to a defense which Landlord considers relevant to Landlord's business as a whole (limited to the ownership, operation or leasing of the Facility) in which case Landlord may defend the claim at the expense of Tenant. Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of Tenant unless (i) Tenant shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, or such claim relates to a defense which Landlord considers relevant to Landlord's business as a whole (limited to the ownership, operation or leasing of the Facility), (ii) the employment of such counsel has been specifically authorized in writing by Tenant, or (iii) the named parties to any such action (including any impleaded parties) include both such

Indemnified Party and Tenant and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party or Tenant which are not available to, or the assertion of which would be adverse to the interests of, the other party. Tenant shall not be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the consent of Tenant, which shall not be unreasonably withheld, but if settled with the written consent of Tenant, or if there be a final judgment for the plaintiff in any such action, Tenant shall indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The provisions of this Section shall survive the termination or expiration or earlier termination of this Lease.

         SECTION 10.2 LIMITATION ON LIABILITY. Neither Landlord nor any agent of Landlord shall be liable to Tenant, or any other person whatsoever for any damage, injury, loss, compensation, or claim (including, but not limited to, any claim for the interruption of or loss to any business conducted on the Premises) based on, arising out of or resulting from any cause whatsoever (except to the extent such damage, injury, loss, compensation or claim is caused by the gross negligence or willful misconduct of Landlord or any person claiming by, through or under Landlord), including, but not limited to, the following: (a) repairs to the Premises, (b) interruption in use of the Premises, (c) any accident or damage resulting from the use or operation of the Premises or any business conducted thereon, (d) the termination of this Lease by reason of casualty or condemnation, (e) any fire, theft or other casualty or crime, (f) the actions, omissions or misconduct of any other person, (g) damage to any property, or (h) any damage from the flow or leaking of water, rain or snow. All Personal Property and the personal property of any other person on the Premises (including, without limitation, Tenant's Equipment) shall be at the sole risk of Tenant and Landlord shall not in any manner be held responsible therefor. During the Lease Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Premises in consequence of any damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, levies or executions of liens (other than those granted by Landlord) is assumed by Tenant and, Landlord shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this
SECTION 10.2 entitle Tenant to any abatement of Rent.

         It is expressly agreed by the parties that in no case shall Landlord (or its partners any individuals or entities comprising Landlord) be personally liable, under any express or implied covenant, agreement or provision of this Lease, for any damages whatsoever to Tenant beyond Landlord's interest in the Premises plus insurance proceeds. Landlord shall have no liability hereunder for indirect or consequential damages.

         SECTION 11. INSURANCE.

         SECTION 11.1 All insurance policies required by this SECTION 11 shall be issued by a good and solvent insurance company or companies licensed to do business in the Commonwealth of Pennsylvania, with a BEST'S KEY RATING GUIDE rating of A- and a financial rating of XII or better, selected by Tenant and reasonably satisfactory to Landlord, and shall include Landlord and each mortgagee of which Landlord has notified Tenant as additional insureds as their interests may appear. Tenant shall provide a copy of binders for insurance policies conforming to the requirements of this Lease for Landlord's review at least thirty (30) days prior to the Commencement Date. Tenant agrees to deliver certificates of such insurance to Landlord as of the Commencement Date and thereafter not less than thirty (30) days prior to the expiration of any such policy. Such insurance shall not be canceled, materially changed, or non-renewed without thirty (30) days' written notice to Landlord.

         Landlord and Tenant shall each give prompt notice to the other of all losses, damages or injuries to any person or damage to any property which may in any way be related to this Lease and for which a claim might be made against the other party. Each party shall promptly report to the other party all such claims, whether related to matters insured or uninsured. Landlord and Tenant shall assist and cooperate with any insurance company in the adjustment or litigation of all claims and losses arising under this Lease.

         11.2 PROPERTY INSURANCE. From and after the Commencement Date, Tenant shall obtain and keep in force throughout the Lease Term, at its expense, "all-risk" property insurance upon the Improvements and Personal Property against fire and such other hazards, casualties and contingencies
(including boiler and machinery coverage on a comprehensive basis) as are from time to time customarily covered by all-risk policies for similar buildings used for similar purposes as Tenant is then making of the Facility with endorsements insuring against earthquake and subsidence. The limit of such insurance shall never be less than 100% of the actual replacement cost at the time and place of loss (without deduction for depreciation), and the policy shall include an agreed amount endorsement. This policy shall include coverage for increased cost of construction, demolition and contingent liability as a result of compliance with then existing applicable legal requirements. Such insurance will be subject only to such deductibles as are approved by Landlord (Tenant agreeing to pay to Landlord, upon demand as Additional Rent, the amount of any such deductible following any casualty loss). The policy shall include rent continuation coverage payable to Landlord, of no less than twelve (12) months rent (including Base Rent and Additional Rent). Landlord agrees to apply the proceeds of any rent continuation coverage received by Landlord to Base Rent and Additional Rent due hereunder, and the balance, if any, to Tenant for payment of normal operating expenses in Landlord's reasonable discretion. Any such proceeds remaining after the completion of restoration as permitted hereunder shall be paid over to Tenant provided no Event of Default exists hereunder. If such Event of Default exists, Landlord may utilize such proceeds to cure such Event of Default. All such policies shall name Landlord as the named insured and each Facility Mortgagee as a loss payee as its interest may appear (so long as, as to any Facility Mortgagee, such Mortgagee has agreed in writing with Tenant and Landlord to allow use of the insurance proceeds as provided herein).

         In the event that Landlord receives a notice of cancellation of such insurance policy or policies without a corresponding notice regarding the issuance of new insurance prior to the effective date of such cancellation, Landlord may, in addition to and without thereby waiving any other remedies, pay the premiums necessary to prevent such cancellation and bill Tenant therefor. Tenant shall reimburse Landlord therefor by paying such amount, together with interest at the rate set forth in SECTION 3.2.3, to Landlord, as Additional Rent, within five (5) days after demand therefor by Landlord.

         SECTION 11.3 LIABILITY INSURANCE. Tenant shall provide or cause to be provided at its expense, and keep in force during the Lease Term:

         (a) Commercial general liability insurance (without any so-called employee exclusion or the like) in an amount reasonably required by Landlord from time to time based on the then current practice for similar buildings used for senior housing or personal care homes providing assisted living services located within the vicinity of the Real Property, but in any event not less than the greater of (i) One Million Dollars ($1,000,000.00) per occurrence, Three Million Dollars ($3,000,000.00) aggregate, or (ii) the liability coverage typically carried by Tenant in similar facilities, including contractual liability coverage. Such policy shall name Tenant as a named insured and Landlord and each Facility Mortgagee of which Landlord has notified Tenant, as additional insureds with respect to any claim arising from Tenant's use, occupancy, repair or operation of the Premises;

         (b) Comprehensive automobile liability insurance including personal injury and property damage in the amount of a combined single limit of One Million Dollars ($1,000,000.00) each occurrence. Coverage must include owned, leased, hired and non-owned vehicles;

         (c) Worker's compensation and occupational disease insurance with statutory limits;

         (d) Professional liability insurance with a limit not less than Five Million Dollars ($5,000,000.00) per occurrence; and

         (e) Excess liability policy in umbrella form with a minimum limit of liability of ___________________ ($_____________) applying in excess of the coverages listed in (a), (b) and (d) above.

         (f) All liability insurance shall be on an occurrence basis. Tenant may not elect to carry claims made commercial general liability insurance unless occurrence coverage is generally unavailable at commercially reasonable rates in the marketplace. Tenant's insurance shall state that it is primary and not contributing with any insurance purchased by Landlord. Tenant's insurance shall also state that it is severable with respect to all insureds under the policy and that acts of one insured will not abrogate coverage for other insureds.

         SECTION 11.4 PERSONAL PROPERTY INSURANCE. Tenant shall obtain and keep in force throughout the Lease Term, at its expense, "all-risk" property insurance on Tenant's Equipment, including but not limited to furniture, machinery and equipment, for the full replacement cost.

         SECTION 11.5 MORTGAGEE'S OTHER REQUIREMENTS. Tenant shall maintain any other insurance reasonably required by Landlord or the Facility Mortgagee to the extent such insurance is available in Pennsylvania and is customarily carried by owners or operators of personal care homes with assisted living services. Flood insurance shall be required for the maximum amount required through the federal flood program if any of the Improvements are located in a designated flood hazard zone as identified in the Flood Disaster Act of 1973.

         SECTION 11.6 BLANKET INSURANCE. Nothing contained in this SECTION 11 shall prohibit Landlord or Tenant from obtaining a policy or policies of blanket insurance which may cover other properties of Landlord or Tenant provided that (a) any such blanket policy expressly allocates to the Premises not less than the amount of insurance required hereunder to be maintained and
(b) such blanket policy shall not diminish the obligations to insure hereunder, so that proceeds from such policies shall be an amount no less than the proceeds that would be available under a separate policy.

         SECTION 11.7 WAIVER OF SUBROGATION. Landlord and Tenant, each for itself and its insurer, hereby waive all claims and rights against the other and their respective officers, directors, employees, contractors, servants, and agents, for any damage to or destruction of real or personal property of Landlord or Tenant to the extent covered by the insurance required to be maintained hereunder. All property insurance policies carried at any time during the Lease Term by either party covering the Premises shall include a clause to the effect that such waiver of subrogation shall not adversely affect or impair such policies or prejudice the rights of the insureds to recover thereunder. The provisions of this SECTION 11.7 shall survive the expiration or earlier termination of this Lease.

         SECTION 11.8 DEPOSIT OF INSURANCE PREMIUMS. At the option of Landlord, which may be exercised at any time, Tenant shall, upon written request of Landlord, on the first day of the calendar month immediately following such request, and on the first day of each calendar month thereafter during the Lease Term (each of which dates is referred to as a "Insurance Monthly Deposit Date"), pay to and deposit with Landlord a sum equal to one-twelfth (1/12th) of the insurance premiums required by this SECTION 11 (the "Insurance Premiums") with respect to the Premises within one (1) year after said Insurance Monthly Deposit Date. If the amount of the insurance premiums within the ensuing one (1) year period shall not be fixed upon any Insurance Monthly Deposit Date, such amount for the purpose of computing the deposit to be made by Tenant hereunder shall be reasonably estimated by Landlord with an appropriate adjustment to be promptly made between Landlord and Tenant as soon as such amount becomes determinable. In addition, Landlord may, at its option, from time to time require that any particular deposit be greater than one-twelfth (1/12th) of the estimated amount payable within one (1) year after said Insurance Monthly Deposit Date, if such additional deposit is required in order to provide to Landlord a sufficient fund from which to make payment of all insurance premiums on or before the next due date of any installment thereof.

         SECTION 11.9 USE OF DEPOSITS. The sums deposited by Tenant under this SECTION 11 shall be held by Landlord and shall be applied to payment to the insurance premiums when due. Any such deposits may be commingled with other assets of Landlord, and shall be deposited by Landlord at OCWEN Federal Bank
FSB. Landlord shall not be responsible to Tenant for any loss   of principal so
deposited at such depository bank due to financial failure or any act of omission of such depository. The income from such investment or interest on such deposit shall be paid to Tenant on a semi-annual basis as long as no Event of Default has occurred. Tenant shall give not less than ten (10) days prior written notice to Landlord in each instance when an insurance premium is due, specifying the amount of the insurance premium in full (or any installment), together with any penalty or interest thereon, provided, however, Tenant shall not be in default hereunder if it fails to receive notice from the applicable insurance company and such notice was sent directly to the Landlord. Landlord may change its estimate of any Insurance Premium on the basis of a change in any invoice received or on the basis of a prior miscalculation or for any other good faith reason; in which event, within ten (10) days after demand by Landlord, Tenant shall deposit with Landlord the amount in excess of the sums previously deposited with Landlord for the applicable period which would theretofore have been payable under the revised estimate. Landlord shall provide Tenant with an annual statement of all amounts deposited and interest earned thereon under this SECTION 11. In connection with any assignment of the Landlord's interest under this Lease, the original Landlord named herein and each successor in interest shall have the right to transfer all amounts deposited pursuant to the provisions of this SECTION 11 and still in its possession to such assignee (as the subsequent holder of Landlord's interest in this Lease) and upon such transfer, the original Landlord named herein or the applicable successor in interest transferring the deposits shall thereupon be completely released from all liability with respect to such deposits so transferred and Tenant shall look solely to said assignee, as the subsequent holder of Landlord's interest under this Lease, in reference thereto. All amounts deposited with Landlord pursuant to the provisions of this SECTION 11 shall be held by Landlord as additional security for the payment and performance of all obligations of Tenant under the Lease and, upon the occurrence of any Event of Default, Landlord may, in its sole and absolute discretion, apply said amounts towards payment or performance of such obligations. Upon the expiration or earlier termination of this Lease, provided that, all of the Lease obligations have been fully paid and performed, any sums then held by Landlord under this SECTION 11 shall be refunded to Tenant. Tenant agrees to pay reasonable administrative or other fees associated with Landlord or its designees holding, disbursing and otherwise managing the deposits under this SECTION 11.

         SECTION 12. DAMAGE AND DESTRUCTION.

         SECTION 12.1 REPAIR OR RESTORATION AFTER MAJOR CASUALTY. In the event that any part of the Improvements or the Personal Property shall be damaged or destroyed by fire or other casualty for which Tenant is required to maintain insurance hereunder and the cost to repair such casualty is greater than $200,000, (any such event being called a "Major Casualty"), Tenant shall promptly replace, repair and restore the same as nearly as possible to its condition immediately prior to such Major Casualty, in accordance with all of the terms, covenants and conditions and other requirements of this Lease. If, pursuant to this SECTION 12, Tenant shall be obligated to make repairs, the Premises shall be so replaced, repaired and restored as to be substantially the same character as prior to such Major Casualty. The plans and specifications for such restoration shall be first submitted to and approved in writing by Landlord, which approval may be withheld in Landlord's sole discretion. Landlord agrees to provide its approval or disapproval of plans and specifications within fifteen
(15) days of submission to Landlord by Tenant together with reasonable detail as to how such plans or specifications are deficient or can be approved, if applicable. Tenant may elect to retain, at its expense, an independent architect, reasonably approved by Landlord, who shall oversee such repairing, restoring or replacing. Tenant covenants that it will give to Landlord prompt written notice of any casualty affecting the Premises or any portion thereof. Notwithstanding the above Landlord shall have no obligation to restore the Premises; Landlord's sole obligation shall be to disburse any available insurance proceeds pursuant to the procedures and to the extent described herein.

         Landlord agrees that Landlord shall make the net proceeds of insurance (after payment of Landlord's costs and expenses of collection) available to Tenant for Tenant's repair, restoration and replacement of the Improvements and Personal Property damaged on the following terms and subject to Tenant's satisfaction of the following conditions:

         (a) At the time of such loss or damage and at all times thereafter while Landlord is holding any portion of such proceeds, there shall exist no Event of Default;

         (b) In Landlord's judgment, the Improvements and Personal Property to which loss or damage has resulted shall be capable of being restored to its pre-existing condition and utility in all material respects with a value equal to or greater than that existing prior to such loss or damage and, in Landlord's judgment, Substantial Completion of such repair, replacement and restoration can be achieved within 6 months of the casualty or prior to the expiration of Lease Term, whichever is earlier. As used herein "Substantial Completion" shall have the same meaning for such term used in the Development Agreement (modified as needed to reflect any partial casualty);

         (c) Within thirty (30) days from the date of such loss or damage Tenant shall have given Landlord a written notice electing to have the proceeds applied for such purpose;

         (d) Within sixty (60) days following the date of notice under the preceding subparagraph and prior to any proceeds being disbursed to Tenant, Tenant shall have provided to Landlord all of the following:

                  i) complete plans and specifications for restoration, repair and replacement of the Improvements and Personal Property damaged to the condition, utility and value required by (b) above,

                  ii) if loss or damage exceeds $200,000, a fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work to the

Improvements in accordance with such plans and specifications and firm price quotes good for the period of restoration for the Personal Property which must be repaired or replaced,

                  iii) builder's risk insurance for the full cost of construction with Landlord named under a standard mortgagee loss-payable clause,

                  iv) such additional funds as in Landlord's reasonable opinion are necessary to complete the repair, restoration and replacement, which funds may be made available in cash or by delivery of a letter of credit in a form and from an issuer acceptable to Landlord, and

                  v) copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications and any applicable regulatory approvals;

         (e) Landlord may, at Tenant's expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

         (f) No portion of such proceeds shall be made available by Landlord for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements and Personal Property for which a loss or damage has occurred unless the same are covered by such insurance;

         (g) Tenant shall commence such work within ninety (90) days of such loss or damage and shall diligently pursue such work to completion;

         (h) Each disbursement by Landlord of such proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial landlord would typically establish in the exercise of sound practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Landlord) signed and certified by the Tenant and its architect and general contractor with appropriate invoices and lien waivers as required by Landlord;

         (i) In the event Tenant fails to timely make such election or having made such election fails to timely comply with the terms and conditions set forth herein, Landlord shall be entitled without notice to or consent from Tenant to apply such proceeds, or the balance thereof, at Landlord's option either (i) to the full or partial payment or prepayment of the Base Rent and to sums advanced under the Transaction Documents by Landlord or (ii) to the repair, restoration and/or replacement of all or any part of such Improvements and Personal Property for which a loss or damage has occurred. Any excess insurance proceeds which remain after payment in full for the restoration to the Premises hereunder shall be paid to Tenant provided no Event of Default exists hereunder, in which case Landlord may utilize such proceeds to cure such Event of Default.

         Tenant appoints Landlord as Tenant's attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Tenant into compliance herewith and, as limited above, at Landlord's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Landlord be liable for failure to collect any amounts payable under any insurance policy.

         SECTION 12.2 EXCEPTION FOR MAJOR CASUALTY DURING LAST TWO LEASE YEARS AND UNINSURED CASUALTY. Notwithstanding the foregoing, in the event of a Major Casualty (a) occurring during the last two Lease Years of the Lease Term or (b) resulting from a flood, nuclear accident, war or other event for which Tenant is not obligated to maintain insurance hereunder and which, in the opinion of Landlord, renders the Premises unsuitable for Tenant's use as a personal care homes with assisted living services as operated by Tenant prior to the Casualty, then, subject to the rights of Tenant as provided in SECTION 12.9 hereof, Landlord shall have the right to terminate this Lease upon written notice to Tenant and, in such event, all insurance proceeds attributable to the Real Property, Improvements and Personal Property shall be payable to the Facility Mortgagee or, if none, to Landlord and all insurance proceeds attributable to Tenant's Equipment shall be payable to Tenant. Termination rights under this Section shall be exercised by written notice to Tenant sent within thirty (30) days after the occurrence of the destruction or damage and shall take effect fifteen (15) days after Tenant's receipt of such notice.

         SECTION 12.3 FAILURE BY TENANT TO COMPLETE REPAIRS. In the event that
(a) Tenant has not procured the necessary permits and approvals for the restoration and/or has not commenced repair and restoration of the Premises within ninety (90) days of the date of the Major Casualty, or (b) Tenant's work has not reached Substantial Completion within the earlier of 6 months following commencement of repair and restoration or the expiration of the Lease Term, then, in either event, Landlord may give written notice to Tenant and any Facility Mortgagee of Landlord's intention to terminate this Lease as provided in SECTION 12.2 or assume responsibility for completion of such repair and restoration of the Premises.

         SECTION 12.4 TERMINATION. Notwithstanding anything to the contrary contained in this SECTION 12, Tenant shall not be obligated to rebuild following a Major Casualty if the repairs or reconstruction of the damage cannot be made under existing laws, ordinances, statutes or regulations of any governmental authority applicable thereto. In the event Tenant is unable to rebuild in accordance with the provisions hereof, and such casualty causes the Premises to be rendered unsuitable for use as a personal care home with assisted living services, then, subject to the rights of Tenant as provided in
SECTION 12.9 hereof, this Lease shall terminate. In such event all insurance proceeds shall be payable to any Facility Mortgagee or, if none, to Landlord within ten (10) days of said Lease termination date free and clear of all liens or claims, and all insurance proceeds attributable to Tenant's Equipment shall be payable to Tenant.

In the event of such termination, Tenant shall promptly, at its own expense, remove from the Premises any of Tenant's Equipment not so damaged or destroyed.

         SECTION 12.5 RENDERED UNSUITABLE. For the purposes of this
SECTION 12, the Facility shall be deemed to have been rendered unsuitable for use as a personal care home with assisted living services if, in the good faith judgment of Landlord, the Facility cannot after any such loss be operated on a commercially practicable basis as a personal care home with assisted living services of the type and quality existing and licensed immediately prior to such loss, taking into account, among other relevant factors, the number of units, dining and kitchen facilities, parking lots, driveways, or walkways affected by such loss.

         SECTION 12.6 REPAIR OR RESTORATION AFTER MINOR CASUALTY. In the event that any part of the Improvements or Personal Property shall be damaged or destroyed by fire or other casualty and the cost to repair such casualty is $200,000 or less (a "Minor Casualty"), then Tenant shall promptly repair and restore the same as nearly as possible to its condition immediately prior to such Minor Casualty, in accordance with all of the applicable terms, covenants and conditions and other requirements of this Lease in the event of such Minor Casualty (except Section 12.1(d)(ii)), and Tenant shall be entitled to the use of all insurance proceeds available therefor.

         SECTION 12.7 ABATEMENT OF RENT. This Lease shall remain in full force and effect during the period of any casualty, repair and restoration and Tenant shall be entitled to no abatement of Rent for any reason whatsoever.

         SECTION 12.8 NO LESSOR OBLIGATION. Landlord shall not, under any circumstances, be required to build or rebuild any improvements on the Premises (or any private roadways, sidewalks or curbs appurtenant thereto), or to make any repairs, replacements, renovations, alterations, restorations, modifications, or renewals of any nature or description to the Premises (or any private roadways, sidewalks or curbs appurtenant thereto), whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen.

         SECTION 12.9 TENANT'S RIGHTS TO ACQUIRE PREMISES AFTER CASUALTY. In the event Landlord elects to terminate the Lease pursuant to SECTIONS 12.2 OR 12.4 hereof, then for the period of time commencing on the delivery of notice by Landlord to Tenant of Lease termination and ending fifteen (15) days after Tenant's receipt of such notice, Tenant shall have the option to elect to purchase the Premises in its "as is" condition (the "Casualty Option") on the same terms and conditions as are set forth in SECTION 21 hereof, except as follows: (i) Closing on the purchase shall occur within 90 days after the date Tenant exercises the Casualty Option; (ii) the purchase price shall equal the greater of (a) Total Project Costs less insurance proceeds recovered by Landlord (but not below zero) or (b) 50% of (the Appraised Value of the Premises (without utilization of insurance proceeds to restore the Premises, transaction costs or the Letter of Credit) less the amounts set forth in clause (a) above), plus the amounts set forth in clause (a) above; (iii) if Tenant delivers Tenant's Casualty Option notice and Closing does not occur due to a default by Tenant, Tenant shall have no further right to purchase the Premises under this Lease, Landlord may retain the Deposit and the Lease shall terminate.

         SECTION 13.  CONDEMNATION.

         SECTION 13.1 TAKING OF WHOLE.

         SECTION 13.1.1 Subject to the provisions of SECTION 13.4 below, during the Lease Term, so much of the Premises are taken or condemned in fee for a public or quasi-public use that in the judgement of Landlord, the Premises are rendered unsuitable for use as a personal care home with assisted living services, this Lease shall terminate. Termination will be effective without entry or notice. Termination shall occur as of the day when possession is required to be surrendered to the taking or condemning authority.

         SECTION 13.1.2 For purposes of this SECTION 13, the Premises shall be deemed to have been rendered unsuitable for use as a personal care home with assisted living services if, in the good faith judgment of Landlord, the Premises after such loss cannot be operated on a commercially practicable basis as a personal care home with assisted living services of the type and quality existing and licensed immediately prior to such loss taking into account, among other relevant factors, the number of units and/or parking lots, driveways, dining and kitchen facilities, or walkways affected by such loss.

         SECTION 13.2 TAKING OF A PORTION. If during the Lease Term, a portion of the Premises and/or the Facility is taken or condemned in fee for a public or quasi-public use such that the Facility is not rendered unsuitable for use as a personal care home with assisted living services, this Lease shall not terminate. If, however, as a result of the taking, the number of units available for operation of the Facility as a personal care home with assisted living services of the type and quality existing and licensed prior to-the taking has been or must be reduced, Tenant shall be entitled to an abatement of Rent. The rent abatement shall be to the extent that is fair, just and equitable to both Tenant and Landlord, taking into consideration, among other relevant factors, the number of units and/or parking lots, driveways, dining and kitchen facilities or walkways affected by such loss.

         SECTION 13.3 DAMAGES FOR TAKING. All damages awarded in connection with the taking of the Premises shall vest in Landlord. In the event of a partial taking where the Lease is not terminated, Landlord shall apply or make available to Tenant that portion of the proceeds reasonably necessary for the repair or reconstruction of the Premises. Notwithstanding anything to the contrary contained in any Facility Mortgage or related document, all damages awarded (or otherwise sought by Tenant) in connection with the taking of Tenant's Equipment, and all moving and relocation costs, shall vest in Tenant.

         SECTION 13.4 TENANT'S RIGHT TO ACQUIRE PREMISES AFTER TAKING. In the event Landlord elects to terminate the Lease pursuant to Section 13.1, then for
the period of time commencing on the delivery   of notice by Landlord to Tenant
of Lease termination
and ending fifteen (15) days after Tenant's receipt of such notice, Tenant shall have the option to elect to purchase the remaining portion of the Premises in its "as is" condition (the "Taking Option") on the same terms and conditions as are set forth in SECTION 21 except as follows: (i) Closing shall occur within ninety (90) days after the date Tenant exercises the Taking Option; (ii) the Purchase Price shall equal the greater of (a) Total Project Costs less condemnation proceeds recovered by Landlord (but not below zero) or (b) 50% of (the Appraised Value of the remaining Premises (without utilization of condemnation awards to restore the Premises, transaction costs or Letter of Credit) less the amounts set forth in clause (a) above), plus the amounts set forth in clause (a) above; (iii) if Tenant delivers Tenant's Taking Option notice and Closing does not occur due to a default by Tenant, Tenant shall have no further right to purchase the Premises under the Lease, Landlord may retain the Deposit and this Lease shall terminate.

         SECTION 14. QUIET ENJOYMENT. Landlord covenants and agrees that, so long as Tenant observes and performs all of the covenants, conditions, and stipulations of this Lease, Tenant may, subject to all the terms and conditions hereof, lawfully and quietly hold, occupy and enjoy the Premises during the Lease Term.

         SECTION 15.  ASSIGNMENT AND SUBLETTING.

         SECTION 15.1 LANDLORD'S CONSENT. Except as provided in SECTIONS 15.4, 15.7(D) AND 15.8 below, Tenant may not sublease, assign, pledge or in any way transfer this Lease or any interest in Tenant or any member of Tenant without the prior written consent of Landlord. If Tenant wishes to assign or sublease
this Lease and Landlord's consent is required   hereunder, Tenant shall deliver
to Landlord (i) a true and complete copy of the proposed instrument of assignment or sublease containing all of the terms and conditions of such proposed assignment or sublease, (ii) information as to the identity and experience of the assignee/sublessee as Landlord may reasonably require, (iii) such financial information concerning the proposed assignee or sublessee as Landlord may reasonably require, and (iv) except in the case of a sublease entered into pursuant to SECTION 15.5 below, a written agreement, in form reasonably approved by Landlord, between such proposed assignee or sublessee and Landlord in which such proposed assignee or sublease agrees with Landlord to perform and observe all of the terms, covenants and conditions of this Lease, as well as all of the other documents executed and delivered to Landlord in connection with the Lease, jointly and severally with Tenant, all of which Landlord may consider in determining whether to grant its consent. Landlord agrees to notify Tenant within 30 days following delivery of the foregoing information, as to whether or not Landlord shall grant its consent. If Landlord fails to notify Tenant in writing within said 30 day period, Landlord shall be deemed to have not consented to said assignment or sublease.

         If Landlord consents to an assignment or sublease, then prior to such assignee or sublessee taking occupancy of the Premises, Tenant shall deliver to Landlord an original of the fully-executed instrument of assignment and, if applicable, of the agreement described in clause (iv) of the preceding paragraph of this Section.

         SECTION 15.2 LANDLORD'S ASSIGNMENT RIGHTS. Landlord may at any time assign, participate or securitize all or part of its rights and obligations under this Lease.


         SECTION 15.3 SUBSEQUENT ASSIGNMENTS OR SUBLEASES. No assignment or subletting that is approved pursuant to this SECTION 15 shall be deemed to remove any subsequent assignment or subletting from the provisions of this
SECTION 15, it being the intent hereof that every assignment and subletting, whenever occurring, shall require the same approval as is set forth herein for an original assignment or subletting.

         SECTION 15.4 RESIDENTIAL LEASES. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted, without obtaining Landlord's consent, to sublease individual units pursuant to a form approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed, provided (i) the term of each sublease does not exceed one
(1) year and (ii) the sublease does not provide for any periods of reduced or no rent, or other similar concessions. Tenant shall obtain Landlord's consent which consent shall not be unreasonably withheld or delayed to any material changes which may be made to the standard form.

         SECTION 15.5 COMMERCIAL LEASES. Landlord acknowledges and understands that Tenant may enter into one or more commercial subleases covering portions of the Premises with sublessees who shall provide certain specialized services
and amenities to the residents of the Facility     (e.g. beauty parlor,
convenience store, bank outlet). Tenant shall obtain Landlord's prior written consent to such subleases, and in no event shall (i) the term of such sublease be greater than one (1) year, (ii) the square footage to be subleased exceed three thousand (3,000) square feet in the aggregate for all subleases, and
(iii) such sublease (other than residential unit subleases) survive termination or expiration of this Lease. Any such sublease shall be in form and substance reasonably satisfactory to Landlord including the provision of professional liability and general liability insurance as Landlord shall reasonably require. Upon the request of Landlord, Tenant shall provide copies of any such executed subleases to Landlord and obtain subordinations, if applicable, of such subleases to this Lease.

         SECTION 15.6 EFFECT OF ASSIGNMENT OR SUBLETTING. In all events, notwithstanding any assignment or subletting permitted hereunder, Tenant's liability to Landlord shall remain direct and primary. Any assignee or sublessee of Tenant's interest in the Premises, other than a sublessee under a sublease entered into pursuant to SECTION 15.4 or SECTION 15.5 hereof to whom such joint and severally liability provisions shall not apply, shall be deemed to have agreed directly with Landlord to be jointly and severally liable with Tenant for the performance of Tenant's obligations hereunder and such assignee or sublessee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be subject to the default provisions of this Lease). At any time after the occurrence of an Event of Default hereunder, Landlord may collect rent and other charges from any assignee or sublessee (and upon notice any assignee or sublessee shall pay such sums directly to Landlord) and apply the amount collected to the rent and other charges herein reserved. No consent to assignment or collection of rent by Landlord directly from any assignee or sublessee or failure so to collect such rent shall be deemed a waiver of the provisions of this SECTION 15, an acceptance of such assignee or sublessee as a tenant hereunder, or a release of Tenant from direct and primary liability for the performance of all of the covenants of this Lease.

         SECTION 15.7 OTHER PROVISIONS REGARDING SUBLEASES AND ASSIGNMENTS.

         (a) (i) A copy of any sublease fully executed and acknowledged by the Tenant and the sublessee, shall be mailed to Landlord within ten (10) days from effective date of such subletting.

                  (ii) Such assignment and/or subletting shall be subject to all the provisions, terms, covenants, and conditions of this Lease and the Tenant-assignor (and any guarantor(s) of this Lease) and such assignee(s) shall continue to be and remain liable hereunder, it being expressly understood and agreed that no assignment or subletting of the Premises shall in any way relieve Tenant or any subsequent assignee(s) from the performance of any of the agreements, terms, covenants, and conditions of this Lease.

                  (iii) Each sublease permitted under this SECTION 15 shall contain provisions to the effect that (A) such sublease is only for the actual use and occupancy by the sublessee, and (B) unless Landlord elects otherwise, such sublease is subject and subordinate to all of the terms, covenants, and conditions of this Lease and to all of the rights of Landlord thereunder, and
(C) such sublease shall expire prior to the expiration or earlier termination of the Lease Term (except residential unit subleases).

         (b) Notwithstanding anything contained in this Lease to the contrary, and notwithstanding any consent by Landlord to any sublease of the Premises or any assignment of this Lease, no sublessee shall assign its sublease nor further sublease the Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease nor sublease the Premises, or any portion thereof, without Landlord's prior written consent in each of such cases.

         (c) Tenant's failure to comply with all of the provisions and conditions of this SECTION 15 and all of the subsections hereof shall at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

         (d) In the event that Tenant hereunder or any of the Guarantors shall, at any time, be a corporation, limited liability company or partnership, any change in one or a series of related transactions in the outstanding capital stock, equity, beneficial or membership interest of Tenant (or such Guarantors) without the prior written consent of Landlord, shall constitute a sublease or assignment hereunder requiring Landlord consent other than the transfer of all membership interests in Tenant to Balanced Care Corporation (or a wholly owned subsidiary of Balanced Care Corporation) provided that in each case Balanced Care Corporation guarantees the obligations of Tenant to Landlord in form and substance satisfactory to Landlord in its sole discretion pursuant to that certain Option Agreement, dated the date hereof, by and among Tenant, Guarantors and Balanced Care Corporation; provided, that Balanced Care Corporation or said wholly owned subsidiary of Balanced Care Corporation shall provide evidence satisfactory to Landlord that as the sole member of Tenant such entity is unrestricted in making capital contributions or equity infusions into Tenant for the purpose of funding Tenant's obligations and agreements hereunder.

         (e) Without the prior written consent of Landlord, Tenant may not mortgage, pledge, or otherwise encumber its leasehold estate hereunder, and any attempt to mortgage, pledge, or otherwise encumber such estate shall be null and void and of no force and effect.

Notwithstanding the foregoing, (i) the Tenant's leasehold interest in the Lease may be mortgaged as security for the obligations of Tenant to Balanced Care Corporation under the Operating Deficit Loan Documents (as defined below); provided, that, Balanced Care Corporation shall not otherwise assign or transfer such mortgage and (ii) subject to Tenant's assignment of its interest in the Lease to Balanced Care Corporation or a wholly owned subsidiary of Balanced Care Corporation pursuant to Section 15.8 hereof, Balanced Care Corporation shall have a right to pledge any accounts receivables arising from any permitted subleases at the Facility to a third-party creditor subject to Landlord's first priority security interest in such accounts receivables and the execution and delivery to Landlord of an intercreditor agreement with such third-party creditor in form and substance satisfactory to Landlord in its sole discretion.

         SECTION 15.8 PERMITTED ASSIGNMENT. Tenant may assign its entire interest in the Lease to Balanced Care Corporation (or a wholly owned subsidiary of the Balanced Care Corporation, provided that Balanced Care Corporation guarantees the obligations of such entity to Landlord in form and
substance satisfactory to Landlord in its sole discretion) at any       time
without the consent of Landlord pursuant to Section 1.03 of the Shortfall Funding Agreement, dated the date hereof, by and between Tenant and Balanced Care Corporation (the "Shortfall Funding Agreement"); provided, that, Tenant shall deliver to Landlord an original of the fully-executed instrument of assignment and, if applicable, of the agreement described in clause (iv) of
SECTION 15.1 hereof. Upon any such permitted assignment, Tenant shall no longer be liable for any obligations of Tenant occurring after the date of such assignment but Tenant shall not be released from and shall remain liable for any obligations under the Lease that arose or occurred prior to the date of such assignment. Tenant has delivered a copy of the fully-executed Shortfall Funding Agreement and the various documents and instruments being executed and delivered therewith (collectively, the "Shortfall Documents") to Landlord and Tenant agrees not to modify, amend or terminate the Shortfall Documents without Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

         SECTION 16. NOTICES. No notice or other communication shall be deemed given unless sent in any of the manners, and to the persons, specified in this
SECTION 16. All notices and other communications hereunder shall be in writing and shall be deemed given (i) upon receipt if delivered personally (unless subject to clause (ii)) or if mailed by registered or certified mail, (ii) at noon on the date after dispatch if sent by overnight courier or (iii) upon the completion of transmission on or before 4:30 p.m. local time of the recipient if received on a business day (which is confirmed by telephone or by a statement generated by the transmitting machine (if transmitted by telecopy of other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient), or on the next business day following receipt if received after 4:30 p.m. local time of the recipient on any business day, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

         If to Landlord:            1675 Palm Beach Lakes Boulevard, Suite 900
                                    West Palm Beach, Florida  33401
                                    Attention:  Secretary
                                    Telecopy Number:  (561) 681-8177
                                    Confirmation Number:  (561) 681-8517
                                    cc:  Vice President Multifamily Finance
                                    Telecopy Number:  (561) 681-8174
                                    Confirmation Number:  (561) 681-8719

         If to Tenant:              Senior Care Operators of Shippensburg, LLC
                                    c/o Hakman Capital Corp.
                                    1350 Old Bayshore Highway, Suite 300
                                    Burlingame, CA  94010
                                    Telecopy Number: (650) 348-6493
                                    Confirmation Number:  (650) 348-1700

         With a copy to:            Barry Graynor, Esq.
                                    Cooley Godward LLP
                                    One Maritime Plaza, 20th Floor
                                    San Francisco, CA  94111
                                    Telecopy Number:  (415) 951-3699
                                    Confirmation Number: (415) 693-2000

         With a copy to:            Steven J. Adelkoff, Esq.
                                    Kirkpatrick & Lockhart, LLP
                                    1500 Oliver Building
                                    Pittsburgh, PA 15222-2312
                                    Telecopy Number:  (412) 358-6501
                                    Confirmation Number:  (412) 355-6500

         SECTION 17.  MORTGAGEE PROTECTION.

         SECTION 17.1 ATTORNMENT. Tenant, including, without limitation, any permitted assigns or successor to Tenant and any holder of a leasehold mortgage granted by Tenant (collectively, the "Tenant Parties"), covenants and agrees that, if by reason of a default upon the part of the Landlord in the performance of any of the terms and conditions of any Facility Mortgage, the estate of Landlord thereunder is terminated by summary disposition proceedings or otherwise, Tenant Parties will attorn to the then Facility Mortgagee or the purchaser in such foreclosure proceedings, as the case may be, and will recognize such Facility Mortgagee or such purchaser as the Landlord under this Lease. Tenant Parties covenant and agree to execute and deliver, at any time and from time to time, upon reasonable request of Landlord or the holder of such mortgage or the purchaser in foreclosure, any instrument which may be reasonably necessary to evidence such attornment, subject to Tenant's receipt of a non-disturbance agreement from Landlord's Facility Mortgagee in form reasonably required by such Facility Mortgagee providing that Tenant's tenancy hereunder and Tenant's purchase options under this Lease will not be disturbed so long as no Event of Default exists under this Lease in the event of a default by Landlord and foreclosure under the Facility Mortgage.

         SECTION 17.2 ESTOPPEL STATEMENTS. The parties hereto shall, at any time and from time to time upon not less than ten (10) days prior written notice from the other party, execute, acknowledge and deliver to such other party, in form reasonably satisfactory to such other party or to such other party's mortgagee, a written statement certifying (if true) that this Lease is unmodified and in full force and effect (or if there have been modifications stating the nature thereof), that, to the best of such signer's knowledge, such other party is not in default hereunder (or specifying the nature of any default), the date to which rental and other charges have been paid and such other information as may be reasonably required by such other party. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Premises any permitted assignee of this Lease or permitted sublessee and their permitted respective successors and assigns.

         SECTION 17.3 SUBORDINATION. This Lease and any permitted leasehold mortgage encumbering Tenant's interest in the Lease shall, at the request and option of the holder of any Facility Mortgage, be subordinated to the lien of any Facility Mortgage; provided that as to any such lien recorded after the date of this Lease such subordination shall only occur so long as Landlord shall provide Tenant at Landlord's expense with a non-disturbance agreement from Landlord's Facility Mortgagee in form reasonably required by such Facility Mortgagee providing that Tenant's tenancy hereunder and Tenant's purchase options under this Lease will not be disturbed so long as no Event of Default exists under this Lease in the event of a default by Landlord and foreclosure under the Facility Mortgage.

         SECTION 17.4 RENT ASSIGNMENT. If from time to time Landlord assigns this Lease or the rents payable hereunder to any person or entity, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord and Tenant shall comply with the terms of any such assignment so long as the same are not inconsistent with the rights of Tenant hereunder; but the assignee shall be responsible only for non-performance of Landlord's obligations which occur after it succeeds to and only while it holds Landlord's interest in the Premises or is a mortgagee in possession of the Premises.

         SECTION 17.5 NOTICE TO MORTGAGEE. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to each of the holders under any Facility Mortgage specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights, and (ii) such mortgage holder, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this
SECTION 17.5 shall be deemed to impose any obligation on any such mortgage holder to correct or cure any such condition. Tenant's obligation to send a notice to Landlord's mortgagee in the preceding sentence shall be limited to mortgagees of which Landlord has supplied Tenant with names and addresses. "Reasonable time" as used above shall mean a period of not more than thirty (30) days and shall include (but not be limited to) a reasonable time to obtain possession of the Premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist. The agreements in this Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any such third party beneficiary which may be accepted by taking a mortgage of the Premises.

         SECTION 18. LANDLORD INSPECTION. Landlord may enter upon the Premises during normal business hours and upon three (3) days prior written notice for any purpose in its sole discretion; provided, that Landlord shall not unreasonably interfere with Tenant's business operations.

         SECTION 19. REPRESENTATIONS AND WARRANTIES.

         SECTION 19.1 TENANT'S REPRESENTATIONS AND WARRANTIES. Tenant represents, warrants and covenants to Landlord both as of the date hereof and as of the Commencement Date as follows:

         (a) Tenant is a Delaware limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) Tenant is, and during the entire time that this Lease remains in force and effect shall be, engaged in no business, trade or activity on the Premises other than the operation of the Facility for the primary intended use. Balanced Care at Shippensburg, Inc. (the "Manager") or any other permitted manager is, and during the entire time that this Lease remains in force and effect shall be, engaged in no business, trade or activity on the Premises other than the management of the Facility for its primary intended use.

         (c) Tenant has full right and power to enter into, or perform its obligations under this Lease, has taken all requisite action to authorize the execution, delivery and performance of this

Lease, and this Lease is enforceable against Tenant in accordance with its terms and does not violate any agreement, operating agreement, decree or law by which Tenant is bound.

         (d) Except as set forth in Exhibit 19.1(d), the Real Property is not subject to any agreement which will require Landlord to construct or install, or cause to be constructed or installed, or bear the expense of liability thereof, any improvements whatsoever outside the boundaries of the Real Property.

         (e) The Real Property is free of all waste, debris, contamination, and Hazardous Materials, and the Real Property is not now used nor in the past has been used for the storage or dumping of any of the Hazardous Materials; provided, however, if any such Hazardous Materials are discovered on the Real Property, Tenant shall not be deemed in default hereunder because of the existence of such Hazardous Materials so long as Tenant and/or any of the other Indemnitors under that certain Environmental Indemnity Agreement dated the date hereof (the "Environmental Indemnity Agreement") which has been delivered to Landlord are remediating such Hazardous Material as required pursuant to such Environmental Indemnity Agreement.

         (f) There are no pending, or, to the knowledge of the Tenant, threatened (i) condemnation proceedings affecting the Real Property, (ii) investigations before or by any state or federal court or administrative agency against the Tenant, the Manager, any of the Guarantors or the Facility or (iii) litigation against the Tenant or the Real Property that in any respect, may affect the Real Property, Tenant or the Facility; and, as of the Commencement Date Tenant shall provide Landlord with a written list and explanation of any such condemnation proceedings, investigations or litigation of which Tenant has become aware prior to the Commencement Date.

         (g) There are no violations of any law or ordinance, order or requirement relating to the Real Property.

         (h) Tenant has no knowledge of any circumstances that would limit Landlord's ability, after compliance with (i) the various construction related permits and approvals which have already been obtained by Tenant, (ii) the applicable building code and (iii) any governmental regulations relating to a personal care home providing assisted living services, to receive permits authorizing construction and occupancy of a personal care home providing assisted living services on the Real Property.

         (i) There are no encroachments, easements or rights other than the Permitted Encumbrances and those arising after the date of execution of this Lease as permitted herein.

         (j) All bills and claims for labor performed and materials furnished to or for the benefit of the Real Property by or on behalf of Tenant for all periods have been paid in full.

         (k) The Real Property has legal access and there are no inoperable or unavailable public utilities related to the Real Property, including but not limited to, sanitary and storm sewers, solid waste disposal, gas and electricity, water and telephone.

         (l) Tenant is not in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on its business or assets, and Tenant is not in violation of any order, judgment, or decree of any state or federal court, or any statute or governmental regulation to which it is subject.

         (m) All financial statements heretofore or hereafter provided by the Tenant, Manager, or the Guarantors are and will be true and complete in all material respects as of their respective dates and fairly and will fairly present the financial condition of the Tenant, Manager, or the Guarantors, as the case may be, and there are, and will be, no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of the Tenant have been and will be prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of the Tenant since the dates of such statements previously provided except as fully disclosed in writing with the delivery of such statements.

         (n) Upon completion of the Facility pursuant to the Development Agreement, the Facility will be duly licensed under the applicable laws of the Commonwealth of Pennsylvania as a personal care home providing assisted living services for 60 units. To the extent applicable, the Tenant and the Manager are in compliance in all material respects with the requirements for the licensure of the Improvements as a personal care home and issuance to the Manager of all relevant permits or licenses to provide assisted living services at the Facility and operate the same and all approvals for the Facility and applicable provisions of personal care facility laws, rules, regulations and published interpretations to which the Facility is subject. No waivers of any laws, rules, regulations or requirements (including, but not limited to, minimum square footage requirements per bed) are required for the existing Improvements to operate at the foregoing licensed bed capacity. Tenant is in good standing with the respective governmental, quasi-governmental and other third party payors and regulatory agencies under such applicable licenses and any applicable reimbursement contracts. Tenant is current in payment of all so-called provider specific taxes or other assessments, if any, with respect to such reimbursement contracts.

         (o) The Tenant has not granted to any third party the right to reduce the number of licensed beds in any Facility or to apply for approval to move the right to any or all of the licensed beds to any other location.

         (p) The Tenant has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to assessments received by Tenant, including, without limitation, provider taxes, if any.

         (q) The Security (as hereafter defined) constitutes a first lien upon and security interest in all collateral described therein, prior to all other liens, including those which may hereafter accrue. Tenant shall not be permitted to obtain any secured financing with respect to the Security except for purchase-money or lease financing with respect to Tenant's Equipment in the ordinary course of Tenant's business, or subordinate unsecured financing, in form and substance satisfactory to Landlord in its reasonable discretion, or as provided herein.

         (r) The location of Tenant's principal place of business and chief executive office are as set forth in SECTION 16 and Tenant shall notify Landlord in writing at least thirty (30) days prior to any change in location of the principal place of business and chief executive office.

         (s) All information furnished or to be furnished by Tenant to the Landlord in connection with the Lease or Development Agreement, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be reasonably necessary to provide the Landlord a true and accurate knowledge of the subject matter.

         (t) The ownership of all the beneficial interests of Tenant and Manager for the Facility are fully and accurately set forth on EXHIBIT 19.1(t) hereto and no change in such ownership shall occur except as permitted in this Lease.

         (u) As of the date of the execution of the Lease, neither the Improvements, the Real Property, the Tenant nor the Manager is in violation of or subject to any existing, pending, or, to the knowledge of Tenant, threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any applicable environmental laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Improvements, the Real Property, or the Tenant. Tenant has not obtained and is not required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any Improvements at the Real Property by reason of any Applicable Environmental Law (except such permits, licenses and authorizations which have been obtained or which are described in the legal opinion dated the date hereof which was provided to Landlord by Tenant's counsel). No petroleum products, oil, or Hazardous Materials or solid wastes have been disposed of or otherwise released on or are otherwise located on the Real Property except those customarily generated, stored and used in the operation of a personal care home with assisted living services in accordance with all applicable laws and regulations; provided, however, if any such materials are discovered on the Real Property, Tenant shall not be deemed in default hereunder because of the existence of the same so long as Tenant and/or the other Indemnitors under the Environmental Indemnity Agreement are remediating such material as required pursuant to such Environmental Indemnity Agreement. The use of the Real Property as previously operated and hereafter intended to be operated by the Tenant will not result in the location on or disposal or other release of any petroleum products, oil, or Hazardous Materials or solid wastes on or to the Real Property except those customarily generated, stored and used in the operation of a personal care home with assisted living services in accordance with Applicable Environmental Laws (as defined in the Environmental Indemnity Agreement). Tenant agrees to permit Landlord to have access to the Facility and the Real Property at all reasonable times upon prior notice to Tenant in order to conduct any investigation and testing which Landlord deems necessary to ensure that Tenant, the Improvements, and the Real Property are in compliance with all Applicable Environmental Laws. Tenant and the Guarantors have entered into the Environmental Indemnity Agreement, and Tenant agrees to perform its obligations thereunder.

         (v) Tenant represents and warrants that it is solvent within the meaning of 11 U.S.C. ss. 548 and GAAP, and the Lease will not render the Tenant insolvent within the meaning of 11 U.S.C. ss. 548 and GAAP.

         (w) Except as itemized in Exhibit 19.1(w) all licenses and permits and regulatory approvals, including building permits, have been obtained to permit construction of the Facility in accordance with the Plans and Specifications; all public utility and public sanitary sewage services necessary for the construction and use of the Facility are available to the Facility and Tenant has received permission to make such use thereof as is necessary for construction and to make permanent connections thereto upon substantial completion; and dedicated and publicly maintained roads necessary for the full use of the facility for their intended purposes have been completed to the Real Property. Except as itemized in Exhibit 19.1(w)(1), there are no unsatisfied conditions and no offsite roads, sewage systems, water systems or other improvements which must be completed prior to issuance of a final unconditional certificate of occupancy for the Facility once completed.

         (x) All financial information heretofore furnished to the Landlord with respect to the Tenant, Manager, the Guarantors and the Facility, is complete and correct and fairly presents the financial condition of the Tenant, Manager, Guarantors and the Facility, respectively. There are no liabilities, direct or indirect, fixed or contingent, of the Tenant which are required to be disclosed under GAAP except or with respect to the Facility as reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Tenant, Manager, Guarantors or the Facility since the date of such financial information (and to the Tenant's knowledge, no such material adverse change is pending or threatened), and the Tenant has not guaranteed the obligations of, or made any investments in or advances to, any person other than as expressly described and noted as a contingent liability in financial statements provided to Landlord prior to the date hereof and approved by Landlord in writing.

         (y) In connection with the sale and purchase of the Real Property and this Lease, neither party has dealt with any real estate broker, agent or finder, and there is no other commission, charge or other compensation due on account thereof other than a fee due to Hakman and Company, Incorporated ("Hakman"), which will be paid by Tenant. Landlord and Tenant expressly agree that such fee shall not be part of Total Project Costs, and that Tenant shall be solely responsible for the payment of such fee. Tenant agrees to indemnify and hold Landlord harmless from and against any claims for any brokerage fee or commission on account of this transaction by any person or entity, including without limitation Hakman.

         SECTION 20. SURRENDER. Upon Lease termination, Tenant shall quit and surrender the Premises free and clear of all tenants, occupants, liens, and encumbrances whatsoever except (i) Permitted Encumbrances and (ii) subleases entered into in accordance with SECTION 15.4 AND 15.5 hereof, and (iii) encumbrances restrictions or reservations caused by or consented to in writing by Landlord. Tenant shall, surrender the Premises to Landlord broom clean and in good order, condition and repair, reasonable wear and tear (and casualty and condemnation damage; provided Tenant was not obligated to replace, repair and replace the Premises or any portion thereof as provided in Sections 12 and 13 hereof) excepted, with all Tenant's Equipment removed. Any of Tenant's Equipment which is not removed from the Premises by the termination date shall be deemed abandoned to Landlord and Landlord may dispose of the same as it sees fit, at Tenant's expense. All alterations which Landlord approved shall become part of the Premises and remain following surrender. Tenant shall repair any damage caused by the removal of any alterations or any of Tenant's Equipment and restore the Facility or the surface of the Real Property, as the case may be, to substantially the condition in which it was prior to such removal.

         SECTION 21. TENANT'S OPTION TO PURCHASE.

         SECTION 21.1 CONDITIONS TO OPTION. On the conditions (which conditions Landlord may waive, at its sole option, by notice to Tenant at any time) that
(a) at the time of exercise of the Purchase Option, there is no Event of Default hereunder, and no fact or circumstance exists which constitutes or with the passage of time, or giving of notice, or both could constitute a default and (b) Tenant strictly complies with the provisions of this SECTION 21, then Tenant shall have the option to purchase the Premises, at the price and upon the terms hereinafter set forth (the "Purchase Option").

         SECTION 21.2 EXERCISE OF OPTION. Beginning on the first day of the forty-ninth (49th) full calendar month of the Lease Term and ending on the last day of the fifty-sixth (56th) full calendar month of the Lease Term, the Tenant shall have the option to purchase the Premises (or arrange for such purchase) for an amount equal to the greater of: (i) the Total Project Cost or (ii) the Net Economic Value (the "Purchase Price"). In the event Tenant decides to purchase the Premises, Tenant shall within ten (10) days after determination of the Purchase Price as set forth in this SECTION 21, deposit with Landlord a nonrefundable Purchase Option deposit (the "Deposit") equal to three times the monthly Base Rent for the month the Tenant exercises the Purchase Option, which Deposit shall be held in escrow and applied to the Purchase Price or forfeited to Landlord as provided in SECTION 21.11 below. Closing on the purchase shall occur within ninety (90) days after the date Tenant exercises the Purchase Option.

         Upon closing on the purchase of the Premises as provided hereunder, Tenant shall be entitled to receive a credit for fifty percent (50%) of the Value Creation (as defined below) in the Premises. Landlord will give the Tenant credit for 50% of the Value Creation on the settlement statement, as well as a credit equal to the balances, if any, in any reserve accounts and escrow accounts and a credit equal to any Excess Project Costs (as defined with respect to Force Majeure in SECTION 17.2 of Exhibit B to the Development Agreement). Value Creation is defined as the Purchase Price less the Total Project Cost less the Letter of Credit Amount . The Letter of Credit Amount is defined as the Letter of Credit (as defined below) less amounts returned to Tenant up to an amount not to exceed $__________. The Tenant shall purchase the Premises in an "as is" condition, which title shall be good and marketable of record and subject only to the Permitted Encumbrances plus subleases, encumbrances, restrictions or reservations which were made or caused by Tenant or by Landlord at the request of Tenant.

         NET ECONOMIC VALUE. Net Economic Value is defined as the then-current Appraised Value of the fee simple interest in the Premises less an amount of up to 3% of such Net Economic Value which represents actual costs paid by the Tenant relative to the exercise of the Purchase Option including but not limited to commissions, management fees (not to exceed 5% of Operating Revenues (as defined below)), legal fees, etc.

         APPRAISAL PROCEDURE. The Appraised Value of the Premises for purposes of calculating Net Economic Value of Premises shall be determined not more than ninety (90) days prior to the date of closing on the purchase of the Premises. To that end, Tenant and Landlord shall first attempt to agree in writing upon the Appraised Value of the fee simple interest in the Premises. In the event that Tenant and Landlord are unable to agree in writing upon the Appraised Value of the Premises within ten (10) days, then Landlord shall appoint an Appraiser (the "Landlord's Appraiser"), and Tenant shall appoint an Appraiser (the "Tenant's Appraiser"). If the Appraised Value of the Premises as determined by Landlord's Appraiser and the Appraised Value of the Premises as determined by Tenant's Appraiser differ by ten percent (10%) or less, then the Appraised Value of the Premises shall be determined by averaging the two appraisals. The Appraisers chosen shall be MAI's and active in the business of appraisals for facilities providing assisted living services.

         If the appraisals differ by more than ten percent (10%), then Landlord's Appraiser and Tenant's Appraiser shall mutually agree on a third Appraiser (the "Mutual Appraiser") to determine the Appraised Value of the Premises. If the Mutual Appraiser's determination of the Appraised Value of the Premises shall be identical to the Appraised Value of the Premises as determined by either the Landlord's Appraiser or the Tenant's Appraiser, then the Appraised Value of the Premises as determined by the Mutual Appraiser shall be final and shall be deemed to be the Appraised Value of the Premises. If the Appraised Value of the Premises as determined by the Mutual Appraiser shall be different than the Appraised Value determined by Landlord's Appraiser and the Appraised Value determined by Tenant's Appraiser, then the Appraised Value of the Premises shall be determined by selecting among the three Appraisals the two numerically closest appraisals and then calculating the arithmetic mean thereof. If the three appraisals shall differ by the same numerical amount, then the Appraised Value of the Premises shall be determined by calculating the arithmetic average of the three Appraisals.

         Notwithstanding the foregoing, if Tenant notifies Landlord in writing of its intention to exercise its Purchase Option and the price at which Tenant would be willing to buy, Landlord will notify Tenant in writing within five (5) business days after receipt of Tenant's notice either (i) that Landlord approves the sale price; or (ii) that Landlord does not approve the sale price. If the Landlord approves the sale price, then the Tenant may buy the Premises at the price specified in its notice and such price shall be binding and conclusive on the parties. If the Landlord does not approve the sale price, then the Tenant may initiate the appraisal process as previously described to determine the Appraised Value for purposes of calculating the Net Economic Value. The price approved by Landlord, or established by the appraisal procedure set forth above shall be valid for a period of not more than ninety (90) days from the date of Landlord's approval or of the completion of the appraisal process.

         SECTION 21.3 TENANT COOPERATION. In the event the Tenant does not exercise the Purchase Option as provided in the preceding paragraph, Tenant shall cooperate with Landlord in assuring the smooth transition of Premises operations, licensing to Landlord, and unconditional assignment of all other certificates and licenses necessary to the operation of the Premises which can lawfully be assigned by Tenant to Landlord. Tenant, at Landlord's request and at Landlord's sole cost and expense shall also assist Landlord in its application for any and all other licenses and approvals necessary for Landlord to operate the Premises as a personal care home with assisted living services. Tenant appoints Landlord as Tenant's attorney-in-fact to execute and deliver any instruments, documents or certificates necessary to transfer any licenses or permits to Landlord or Landlord's designee to operate the Premises as a personal care home providing assisted living services.

         SECTION 21.4 CONVEYANCE. If the Purchase Option is exercised by
Tenant in accordance with the terms hereof, the Real Property and Improvements shall be conveyed by a good and sufficient _________________ Deed (with covenants against Grantor's acts) (the "Deed") and the Personal Property shall be conveyed in a good and sufficient limited warranty Bill of Sale (with covenants against grantor's acts) (the "Bill of Sale") each running to Tenant or to such grantee as Tenant may designate by notice to Landlord at least seven
(7) days before the Time of Closing.

         SECTION 21.5 PAYMENT OF PURCHASE PRICE. The Purchase Price less the Deposit shall be paid by Tenant at the Time of Closing by certified, cashier's, treasurer's or bank check(s) or wire transfer pursuant to instructions received from Landlord at least twenty-four (24) hours prior to the Time of Closing. Tenant shall be responsible for all conveyance, recording or transfer stamps, fees or taxes.

         SECTION 21.6 PLACE AND TIME OF CLOSING. If this Purchase Option is exercised, the closing shall occur and the Closing Documents specified below shall be delivered (the "Closing") at the office of Landlord at 12:00 o'clock noon (E.S.T.) on the relevant Purchase Option Date (such time, as the same may be extended by mutual written agreement of Landlord and Tenant, being hereinafter referred to as the "Time of Closing"). It is agreed that time is of the essence of this Purchase Option.

         SECTION 21.7 CONDITION OF PREMISES. The Premises is to be purchased 'AS IS' and 'WHERE IS' as of the Time of Closing.

         SECTION 21.8 QUALITY OF TITLE. If Landlord shall be unable to give title or to make conveyance, as stipulated in this Section, then, at Landlord's option, (i) Landlord may cure such failure at its expense or (ii) elect to have the Purchase Price reduced by the effect on the Appraised Value of the Premises in the manner established in this Section.

         SECTION 21.9 MERGER BY DEED. The acceptance of the Deed and Bill of Sale by Tenant or the grantee designated by Tenant, as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation to be performed by Landlord contained or expressed in this Lease.

         SECTION 21.10 USE OF PURCHASE PRICE TO CLEAR TITLE. To enable
Landlord to make conveyance as provided in this SECTION 21, Landlord may, at the Time of Closing, use the Purchase Price or any portion thereof to clear the title of any lien, provided that all instruments so procured are recorded contemporaneously with the closing or reasonable arrangements are made for a recording subsequent to the Time of Closing in accordance with customary conveyancing practices.

         SECTION 21.11 TENANT'S DEFAULT. If Tenant delivers Tenant's Purchase Option Notice and closing does not occur due to a default by Tenant, Tenant shall thereafter have no further right to purchase the Premises pursuant to this SECTION 21 and Landlord shall retain the Deposit although this Lease shall otherwise continue in full force and effect.

         SECTION 21.12 PRORATION OF BASE RENT. If the Purchase Option is exercised by Tenant in accordance with the terms hereof, and the Closing shall occur prior to the last day of any month of the Lease Term, then at the Closing, the Base Rent paid by Tenant for such month shall be adjusted between Landlord and Tenant as of the Time of Closing with the Tenant being entitled to a credit from Landlord to be shown on the settlement statement in an amount equal to the Base Rent attributable to any period from and after 12:00 midnight of the day preceding the date of Closing.

         SECTION 21.13 CLOSING DOCUMENTS. If the Purchase Option is exercised by Tenant in accordance with the terms hereof, at the Closing, Landlord shall deliver, or cause to be delivered, to Tenant the following documents, in executed and where appropriate, acknowledged form:

                  (1)      the Deed;

                  (2)      the Bill of Sale;

                  (3) a Notice of Termination of the Lease in form reasonably acceptable to Tenant;

                  (4) Affidavit(s) customarily required by title insurance companies in the Commonwealth of Pennsylvania for the issuing of title insurance protecting against parties in possession who obtained their rights from Landlord and mechanics liens with respect to any mechanics who may have performed work or supplied materials to the Premises at the direction of and on behalf of Landlord;

                  (5) Affidavit, certifying that Landlord is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended; and as that term is defined in the Foreign Investment and Real Property Tax Act of 1980, as amended, and providing Landlord's U.S. Taxpayer Identification Number; and

                  (6) Releases for any Facility Mortgage and any other encumbrances which Tenant is not required to acquire title to as provided herein.

         SECTION 22. SECURITY.

         (a) In order to secure the payment and performance of all of the obligations hereunder, Tenant agrees to provide or cause there to be provided the following security (the "Security"):

                  i) a first lien and exclusive security interest in the Tenant's Equipment and receivables, as more particularly provided for in the Security Agreement and Assignment of Lease, Rents and Receivables each of even date herewith by Tenant to Landlord;

                  ii) a first lien and exclusive pledge and assignment of, and security interest in, all Permits and Contracts, as more particularly provided for in the Assignment of Contracts, Plans, Permits and Approvals of even date herewith by Tenant to Landlord;

                  iii) an assignment and subordination of the Management Agreement ("the Management Agreement") dated the date hereof between Tenant and Manager, pursuant to the Assignment of Contracts, Plans, Permits and Approvals and the Management Agreement Subordination Agreement each of even date herewith by Tenant to Landlord;

                  iv)      the Letter of Credit (as defined below);

                  v)       the Mandatory Sweep Account (as defined below);

                  vi) the Developer's Fee and the other deposits and escrows described herein; and

                  vi)      the Guaranty.

         SECTION 23. LETTER OF CREDIT. For purposes of the Lease the term "Letter of Credit" is defined as the cash on deposit at Ocwen Federal Bank FSB plus interest earned thereon or the irrevocable standby letter of credit payable to Landlord for the benefit of Tenant (or any combination of the two) in the amount of $_______ (the "Letter of Credit Maximum Amount") for a period equal to two (2) years initially which, unless Stabilization shall have occurred prior to the initial expiration of such Letter of Credit, shall be renewed until Stabilization or successive periods of 12 months whichever is later (provided, however, after the Commencement Date any such renewal Letter of Credit shall be required in the amount of the then unused balance and provided further Landlord may draw the full amount available under a Letter of Credit if same is not replaced as required hereunder within 10 days prior to expiration of any expiring Letter of Credit). The Letter of Credit shall be in form and substance, and from an issuer satisfactory to Landlord, deposited with Landlord to secure all obligations hereunder and under the Development Agreement, the payment of working capital and Pre-Stabilization Rent payments upon sight draft by Landlord; provided, that no Event of Default exists hereunder. Working capital in the MAXIMUM amount of $_______ may be made available by Landlord for any expense to operate the Facility (other than Base Rent and Additional Rent) and up to $200,000 may be used to fund pre-marketing and operational start-up costs (the "Start-Up Costs") from the Letter of Credit during the Pre-Stabilization Period to be disbursed by Landlord to Tenant in Landlord's reasonable discretion. To the extent additional working capital is necessary, Tenant shall provide written notice to Landlord requesting that additional funds be made available from the Letter of Credit; provided that all such requests in the aggregate do not exceed $______. Landlord shall review any such request and shall have the right to require evidence or documentation from Tenant with respect to such working capital expenses. Landlord shall have the right to accept or reject any such request in its reasonable discretion. To the extent Landlord rejects any request or such request exceeds the $______ limit or Tenant has already exceeded the $______ limit, then Tenant will be required to fund the working capital that is needed. To the extent the Letter of Credit is reduced below an amount equal to the Letter of Credit Maximum Amount less the Start-Up Costs at any time prior to the Commencement Date, Tenant shall be required to deposit the shortfall in the form of cash to be held under the Assignment and Pledge of Deposit Account agreement or a replacement Letter of Credit in the amount of such shortfall on the same terms and conditions as and issued by the same issuer as the Letter of Credit with Landlord on or before the Commencement Date. The balance, if any, of Letter of Credit shall be returned to Tenant upon achievement of Stabilization. In the event that at any time during the Lease Term (i) the cash flow from the Premises for any month is insufficient to pay scheduled Base Rent or Additional Rent, and (ii) scheduled Base Rent or Additional Rent then due and payable is not otherwise paid by Tenant directly or through a debit of the Mandatory Sweep Account under Section 24(a) or (b) then, provided that no Event of Default shall have occurred, Landlord upon receipt of a written direction from Tenant at least five (5) days prior to the payment date, shall disburse to itself from funds then available under the Letter of Credit an amount sufficient to pay the Base Rent or Additional Rent then due and payable.

         SECTION 24. CASH SWEEP; OPERATING DEFICIT LOANS; DEVELOPER'S FEE

         (a) PRE-STABILIZATION PERIOD. All Excess Cash Flow (as defined below) from the Premises (after the payment of monthly Base Rent and any Additional Rent due) will be deposited into an interest bearing escrow account established at Ocwen Federal Bank FSB within five (5) days of the end of each month (the "Mandatory Sweep Account") pursuant to an

Assignment and Pledge of Deposit Account Agreement between Tenant and Landlord of even date. Except as provided below, Tenant shall have no right to withdraw from the Mandatory Sweep Account prior to Stabilization. Provided there is no Event of Default, upon achievement of Stabilization any balance, if any, in the Mandatory Sweep Account shall be paid to the Tenant. Prior to the occurrence of an Event of Default, the Tenant will calculate the Excess Cash Flow (after the payment of monthly Base Rent and Additional Rent due) for the Premises and deposit the same into the Mandatory Sweep Account. Following an Event of Default, the Tenant will consent to and participate in a lockbox agreement with Landlord for referral of all Premises revenues to a lockbox. On the date hereof, the Tenant and the Landlord will execute a lockbox agreement to be held by Landlord during the term of the Lease for its enforcement should an Event of Default occur. In the event that at any time during the Lease Term (i) the cash flow from the Premises for any month is insufficient to pay scheduled Base Rent or Additional Rent and (ii) scheduled Base Rent or Additional Rent then due and payable is not otherwise paid by Tenant, then, provided that no Event of Default shall have occurred, Landlord, upon receipt of a written direction from Tenant at least five (5) days prior to the payment date, shall disburse to itself from funds then in the Mandatory Sweep Account an amount sufficient to pay the scheduled Base Rent or Additional Rent then due and payable.

         (b)      STABILIZATION PERIOD

                  (1) In the event that the average Lease Payment Coverage Ratio falls below 1.30 to 1.00 for any six calendar month period after Stabilization, all Excess Cash Flow from the Premises (after the payment of monthly Base Rent and Additional Rent due) will be deposited into the Mandatory Sweep Account within five (5) days of the end of each month. Except as provided below, Tenant shall have no right to withdraw from the Mandatory Sweep Account during any period after Stabilization during which the Excess Cash Flow is being deposited in such Mandatory Sweep Account. In the event that at any time during the Lease Term (i) the cash flow from the Premises for any month is insufficient to pay scheduled Base Rent or Additional Rent and (ii) scheduled Base Rent or Additional Rent then due and payable is not otherwise paid by Tenant, then, provided that no Event of Default shall have occurred, Landlord, upon receipt of a written direction from Tenant at least five (5) days prior to the payment date, shall disburse to itself from funds then in the Mandatory Sweep Account an amount sufficient to pay the scheduled Base Rent or Additional Rent then due and payable.

                  (2) Prior to an Event of Default, the Tenant will receive and calculate the Excess Cash Flow for the Premises. Following an Event of Default, the Tenant will consent, to and participate in a lockbox agreement with Landlord for referral of all Premises revenues to a lockbox. On the date hereof, the Tenant and the Landlord will execute a lockbox agreement to be held by Landlord during the term of the Lease for its enforcement should an Event of Default occur. On each anniversary of the Lease after Stabilization and at maturity, so long as the Mandatory Sweep Account is not then in effect as provided in Section 24(b)(1) hereof and no Event of Default shall have occurred, any balance in the Mandatory Sweep Account shall be paid to the Tenant.

                  (3) The Lease Payment Coverage Ratio (the "Lease Payment Coverage Ratio") is defined as Operating Revenues less the Operating Expenses (all as defined in EXHIBIT 24(b)) for the Premises (excluding depreciation and income taxes and including a maximum management fee of 5.0% of the Operating Revenues, and scheduled reserves for the Premises, all in accordance with generally accepted accounting principles) over scheduled monthly Base Rent. If the average Lease Payment Coverage Ratio increases to or above 1.30 to 1.00 for any consecutive 6 calendar month period, commencing 6 months immediately following the commencement of the mandatory sweep, then the Excess Cash Flow will become available to the Tenant. Excess Cash Flow shall be defined as Operating Revenues LESS the Operating Expenses for the Premises (excluding depreciation and income taxes and including a maximum management fee of 5.0% of the Operating Revenues, and scheduled reserves for the Premises, all in accordance with generally accepted accounting principles).

         (c) OPERATING DEFICIT LOANS. Tenant and Balanced Care Corporation have entered into an Shortfall Funding Agreement, dated the date hereof (the "Shortfall Funding Agreement"), whereby Balanced Care Corporation shall provide unlimited operating deficit loans ("Operating Deficit Loans") to Tenant to fund any payments of Base Rent or Additional Rent or working capital requirements of Tenant during the Lease Term. The Operating Deficit Loans shall be made after the Letter of Credit and the Excess Cash Flow in the Mandatory Sweep Account have been depleted. The Shortfall Funding Agreement provides that upon notice from Landlord or Tenant to Balanced Care Corporation of (i) insufficient funds to pay scheduled Base Rent or Additional Rent, and (ii) the depletion of the Letter of Credit and Mandatory Sweep Account, Balanced Care Corporation shall make an Operating Deficit Loan to Tenant within three (3) days of receipt of such notice, the proceeds of which shall be disbursed directly to Landlord to pay such Base Rent or Additional Rent. Balanced Care Corporation shall have a leasehold mortgage on the Tenant's interest in the Lease to secure the Operating Deficit Loans (the "Leasehold Mortgage" and together with the Shortfall Funding Agreement, the Option Agreement and any other documents or instruments which have been executed and delivered in connection with the Operating Deficit Loans from Tenant to Balanced Care Corporation shall collectively be referred to hereinafter as "Operating Deficit Loan Documents"). Tenant hereby agrees that
(i) Tenant shall not amend or modify the Operating Deficit Loan Documents without the prior written consent of the Landlord and (ii) Tenant shall not make any payments on account of the Operating Deficit Loans until all payments required to be paid under this Lease by Tenant have been paid in full and except as provided in the Subordination and Standstill Agreement, dated the date hereof, by and among Tenant, Landlord and Balanced Care Corporation.

         (d) DEVELOPER'S FEE. Tenant acknowledges that any unpaid portion of the Developer's Fee as defined in the Development Agreement shall secure Tenant's obligations hereunder and may be utilized by Landlord to remedy any Event of Default. Upon Final Payment (as defined in the Development Agreement) by Landlord, the unpaid balance of the Developer's Fee shall be paid. The utilization of the Developer's Fee by Landlord to pay Base Rent or Additional Rent shall be at Landlord's sole discretion.

         SECTION 25. DEFAULT. The occurrence of any of the events, acts or circumstances described in this SECTION 25 shall constitute an Event of Default under this Lease.

         SECTION 25.1 EVENTS OF DEFAULT. Failure by Tenant to pay in full (i) any Base Rent payable under this Lease within ten (10) days after the same is due or (ii) any Additional Rent within ten (10) days after notice thereof from Landlord.

         SECTION 25.1.1 Failure by Tenant to comply, perform or observe any covenant contained in SECTIONS 11 AND 15.

         SECTION 25.1.2 Failure by Tenant to observe, perform or comply with any of the terms, covenant, agreements or conditions contained in this Lease (other than as set forth in SECTION 25.1.1) and the continuance of such failure for thirty (30) days after Landlord has given Tenant written notice of such failure; provided, however, that as to any failure which cannot with diligence be cured within thirty (30) days, Tenant shall be entitled to an additional thirty (30) days to cure such failure provided Tenant commences and diligently prosecutes such cure at all times.

         SECTION 25.1.3 The making by Tenant, Balanced Care Corporation, any of the Guarantors or Manager of an assignment for the benefit of its creditors or the commencement of proceedings in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of such party or for the adjudication of such party as a bankrupt or insolvent or for the appointment of a receiver of the property of such party which, with respect to any involuntary proceedings, are not dismissed and any receiver, trustee or liquidator appointed therein is not discharged, within ninety (90) days after the institution thereof.

         SECTION 25.1.4 The abandonment of the Premises by Tenant other than as a result of total condemnation.

         SECTION 25.1.5 The failure to open the Facility for business within thirty (30) days after the Commencement Date unless such failure is due to a Major Casualty or Taking;

         SECTION 25.1.6 A default by Tenant or any of the Guarantors under any of the Transaction Documents beyond any applicable notice or grace period, including, but not limited to the Development Agreement, the Guaranty or the Management Agreement.

         SECTION 25.1.7  Intentionally Omitted.

         SECTION 25.1.8 Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of the Tenant, or the Guarantors pursuant to or in connection with this Lease or otherwise (including, without limitation, representations and warranties contained herein or in any Transaction Documents) or as an inducement to Landlord to extend any credit to or to enter into this or any other agreement with Tenant or the Guarantors proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Tenant or any of the Guarantors, or on the date of execution of this Lease there shall have been any materially adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Landlord in writing at or prior to the time of such execution; or

         SECTION 25.1.9 Facility (or the Tenant or the Manager with respect to such Facility) should be assessed final non-appealable fines or penalties with respect to the operation or maintenance of the Facility or the provision of services to the residents of the Facility in excess of $25,000 in the aggregate in any calendar year by any state or any licensing agency (or, to the extent hereafter applicable, any reimbursement agency) having jurisdiction over Tenant, any Manager or such Facility; or

         SECTION 25.1.10 A final judgment in the amount in excess of $10,000 shall be rendered by a court of law or equity against Tenant or any of the Guarantors and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Tenant or any of Guarantors, as the case may be, has established reserves adequate for payment in the event Tenant or any of Guarantors is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Landlord; or

         SECTION 25.1.11 The occurrence of any materially adverse change in the financial condition of Tenant, any of the Guarantors or Balanced Care Corporation which, in Landlord's reasonable determination, constitutes an impairment of Tenant's, any of the Guarantors' or Balanced Care Corporation's ability to perform its obligations under the Lease, the Guaranty or the Operating Deficit Loan Documents, respectively.

         SECTION 25.1.12 The involuntary, imposed or required revocation, suspension, termination, probation, restriction, limitation or refusal to renew, or pending, revocation, suspension, termination, probation, restriction, limitation, of, or refusal to renew, any permit which materially affects the ability of the Tenant or any Manager to operate the Facility as a personal care home providing assisted living services in the absence of the submittal by Tenant or the Manager of any corrective or remedial plan or appeal complying with all applicable law, the effect of which is to stay any such revocation, suspension, termination, probation, restriction, time limitation or refusal to renew any Permit, or the issuance or pending issuance of any Permit for a period of less than twelve (12) months as a consequence of any sanctions imposed by any governmental authority; or the assessment or pending assessment, of any civil or criminal penalties by any governmental authority, any third party payor or any accreditation organization or person; or

         SECTION 25.1.13 If the Department of Health and Human Services, Office of Inspector General, any of its subsidiaries, affiliates, or any state agency brings a claim, demand or cause of action against the Tenant, any of the Guarantors or the Manager for violation of the Medicare/Medicaid Anti-Fraud and Abuse laws which would constitute grounds for suspension or exclusion of the Tenant, any of the Guarantors or the Manager from participation in the Medicare/Medicaid programs; or

         SECTION 25.1.14 Notice of decertification is received by the Tenant or any Manager, or the denial, termination, restriction, suspension, probation of non-renewal of the Tenant's or Manager's participation in the Medicare or Medicaid programs or any limitation thereof, including imposition of alternative enforcement remedies such as appointment of temporary management, based on conditions creating an immediate and serious threat to the residents' health and safety, regardless of the filing or status of any appeal by Tenant or Manager; or

         SECTION 25.1.15 Notice of certification of the Tenant's non-compliance with conditions of participation, or of the denial, termination, restriction, suspension, probation or non-renewal of the Tenant's or any Manager's participation in the Medicare or Medicaid programs or any limitation thereof, including notice of the imposition of alternative enforcement remedies on the basis of non-life threatening conditions; and (i) failure of Tenant or any Manager to deliver or cause to be delivered to the Landlord within ninety (90) days of receipt of such notice by Tenant or any Manager, a written notice from the appropriate governmental authority indicating such decertification, termination, restriction, suspension, probation or non-renewal of participation or other adverse action has been fully and unconditionally rescinded; and/or
(ii) failure of the Tenant or any Manager to comply with any and all applicable requirements of federal and state laws and regulations to qualify for continuation of payment and participation in the Medicare or Medicaid programs after receipt of the notice of certification of non-compliance, regardless of Tenant's or any Manager's filing of any appeal or the status of any appeal.

         SECTION 25.1.16 Any violation by Tenant, any of the Guarantors, Manager, or Balanced Care Corporation of that certain Non-Compete Agreement by and among Landlord and such parties of even date.

         SECTION 25.1.17 (i) The Manager assigns, pledges or transfers in whole or in parts its responsibilities under the Management Agreement, transfers any interest in the Manager without Landlord's prior written consent to be granted or withheld in Landlord's sole discretion, or (ii) the Management Agreement is amended, terminated, supplemented or otherwise altered without Landlord's prior written consent to be granted or withheld Landlord's sole discretion.

         SECTION 25.1.18 An event of default or default beyond the expiration of the applicable cure period shall occur under any other document or agreement between Tenant or any Affiliate (as defined in the Development Agreement) of Tenant and Landlord or any Affiliate (as defined in the Development Agreement) of Landlord.

         SECTION 25.1.19 A default or event of default beyond the expiration of the applicable cure period shall occur under the Operating Deficit Loan Documents.

         SECTION 25.1.20 Any default or breach of any obligation or agreement under the Management Agreement Subordination Agreement or the Affiliated Party Subordination Agreement, each dated the date hereof.

         SECTION 26. LANDLORD'S REMEDIES: DAMAGES ON DEFAULT.

         SECTION 26.1 In case of the occurrence of any Event of Default hereinbefore provided, the Landlord shall have the immediate right of reentry, and may remove all persons and property from the Premises by summary proceedings, lawful force, or otherwise. In addition, in the event of the occurrence of any Event of Default (whether or not Landlord shall elect to reenter or to take possession pursuant to legal proceedings or pursuant to any notice provided for by applicable laws), Landlord shall have the right, at its option, to terminate this Lease (including the Purchase Option) on not less than two (2) days' notice to Tenant and upon the giving of said notice, this Lease and the term hereof shall cease and expire on the date set forth in said notice as if said date were the expiration date originally set forth herein and or it may from time to time, whether or not this Lease be terminated, make such alterations and repairs as may be reasonably necessary in order to relet the Premises or any part(s) thereof for such term or terms (which may extend beyond the term of this Lease) and at such rental(s) and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting, all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness (other than Rents due hereunder) of Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees (at no greater than customary rates in the area in which the Premises is located) and reasonable attorneys' fees, and of the cost of such alterations and repairs, third, to the payment of Rents due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rents and other payments required to be made by Tenant hereunder as the same may become due and payable hereunder, with the right reserved to Landlord to bring such action(s) or proceeding(s) for the recovery of any deficits remaining unpaid without obliged to await the end of the term for a final determination of Tenant's account; and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Section. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly subject to Landlord's right of action(s) or proceeding(s) as aforesaid. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant, or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, in addition to any other remedies it may have, as damages for loss of the bargain and not as a penalty, including the cost of recovering the Premises, reasonable attorneys' fees, and including the worth, at the time of such termination, of the excess, if any, of the amount of rental and charges equivalent to the rental and charges reserved in this Lease for the remainder of the then term of this Lease, over the aggregate rental value of the Premises for the remainder of such term, all of which shall be immediately due the payable from Tenant to Landlord. If any applicable laws shall validly limit the amount of the damages provided or in the immediately preceding sentence to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such laws. In the event the Tenant does not comply with its obligations under this Lease, Landlord shall also have the right to appropriate injunctive relief. The rights and remedies, whether herein or anywhere else in this Lease provided, shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of, or act as a waiver of, any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity, or by statute, or otherwise. In addition to the foregoing, Tenant, and its successor and assigns, shall at all times indemnify Landlord for, defend Landlord against, and save Landlord harmless from, any liability, loss, cost, injury, damage, or other expense or risk whatsoever, directly or indirectly, arising out of, resulting from, or otherwise in connection with (i) the failure for any reason on the part of Tenant to perform, observe, or comply with any of the covenant, conditions, and obligations under this Lease to be performed, observed, or complied with by Tenant, and/or (ii) the failure for any reason of any representation, warrant, or covenant given by Tenant in connection with the execution of this Lease by Landlord to be materially true, complete, and accurate, including, without limitation, any representation, warranty, or covenant given or made by Tenant under the Development Agreement, all of which representations, warranties, and covenants are hereby incorporated by reference herein this Lease. This indemnity shall survive termination of this Lease.SECTION 26.1 Subject to the provision of
Section 25.1.18 above, in case of the occurrence of any Event of Default hereinbefore provided, the Landlord shall have the immediate right of reentry, and may remove all persons and property from the Premises by summary proceedings, lawful force, or otherwise. In addition, in the event of the occurrence of any Event of Default (whether or not Landlord shall elect to reenter or to take possession pursuant to legal proceedings or pursuant to any notice provided for by applicable laws), Landlord shall have the right, at its option, to terminate this Lease (including the Purchase Option) on not less than two (2) days' notice to Tenant and upon the giving of said notice, this Lease and the term hereof shall cease and expire on the date set forth in said notice as if said date were the expiration date originally set forth herein and or it may from time to time, whether or not this Lease be terminated, make such alterations and repairs as may be reasonably necessary in order to relet the Premises or any part(s) thereof for such term or terms (which may extend beyond the term of this Lease) and at such rental(s) and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting, all rentals received by the Landlord advisable, upon each such reletting, all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness (other than Rents due hereunder) of Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees (at no greater than customary rates in the area in which the Premises is located) and reasonable attorneys' fees, and of the cost of such alterations and repairs, third, to the payment of Rents due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rents and other payments required to be made by Tenant hereunder as the same may become due and payable hereunder, with the right reserved to Landlord to bring such action(s) or proceeding(s) for the recovery of any deficits remaining unpaid without obliged to await the end of the term for a final determination of Tenant's account; and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Section. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly subject to Landlord's right of action(s) or proceeding(s) as aforesaid. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant, or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, in addition to any other remedies it may have, as damages for loss of the bargain and not as a penalty, including the cost of recovering the Premises, reasonable attorneys' fees, and including the worth, at the time of such termination, of the excess, if any, of the amount of rental and charges equivalent to the rental and charges reserved in this Lease for the remainder of the then term of this Lease, over the aggregate rental value of the Premises for the remainder of such term, all of which shall be immediately due the payable from Tenant to Landlord. If any applicable laws shall validly limit the amount of the damages provided or in the immediately preceding sentence to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such laws. In the event the Tenant does not comply with its obligations under this Lease, Landlord shall also have the right to appropriate injunctive relief. The rights and remedies, whether herein or anywhere else in this Lease provided, shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of, or act as a waiver of, any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity, or by statute, or otherwise. In addition to the foregoing, Tenant, and its successor and assigns, shall at all times indemnify Landlord for, defend Landlord against, and save Landlord harmless from, any liability, loss, cost, injury, damage, or other expense or risk whatsoever, directly or indirectly, arising out of, resulting from, or otherwise in connection with (i) the failure for any reason on the part of Tenant to perform, observe, or comply with any of the covenant, conditions, and obligations under this Lease to be performed, observed, or complied with by Tenant, and/or (ii) the failure for any reason of any representation, warrant, or covenant given by Tenant in connection with the execution of this Lease by Landlord to be materially true, complete, and accurate, including, without limitation, any representation, warranty, or covenant given or made by Tenant under the Development Agreement, all of which representations, warranties, and covenants are hereby incorporated by reference herein this Lease. This indemnity shall survive termination of this Lease.

         SECTION 26.2 RIGHT TO SELF HELP. If Tenant shall fail to fully comply with any of its liabilities or obligations under this Lease (including, without limitation those related to repairs, taxes, insurance and permits) Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Event of Default. If an Event of Default under Section 25.1.12 hereof shall occur, then Landlord shall have the right to submit on behalf of Tenant to any licensing authority a corrective or remedial plan in order to stay a license revocation or similar proceeding and the right to submit any documentation, certificate or instrument on behalf of Tenant necessary to transfer any license or Operating Approvals to Landlord or its designee and Tenant shall cooperate with Landlord so as to permit the smooth operation of the Facility and Tenant hereby appoints Landlord its attorney-in-fact for the purposes of this Section 26 only. In performing such obligation, Landlord may make any payment of money or perform any other act. The aggregate of (i) all sums so paid by Landlord, (ii) interest on such sums at the "Lease Rate" (as defined herein) on the day on which demand for payment is made by Landlord as hereinafter provided plus four percent (4%) per annum, and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Rent under this Lease and shall be payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

         SECTION 26.3 FURTHER REMEDIES. Except as otherwise provided in this Lease, Landlord shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise, and nothing in this Lease shall require Landlord to elect any remedy for an Event of Default by Tenant hereunder, and all rights herein provided shall be cumulative with one another and with any other rights and remedies which Landlord may have at law or in equity in the case of such an Event of Default. Landlord's remedies under this
Section 26 shall survive the early termination of this Lease.

        SECTION 27.  MISCELLANEOUS

         SECTION 27.1 CAPTIONS. The captions in this Lease are for convenience of reference only. In no way do those captions define, limit or describe the scope or intent of this Lease.

         SECTION 27.2 INTERPRETATION. Words showing number shall be taken to include both the singular and the plural forms. Words showing gender shall be taken to include masculine, feminine and neuter.

         SECTION 27.3 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfers set forth herein, this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns. The definition of "Landlord" and "Tenant" herein refer to the Landlord and Tenant at the time in question. Any assignment by Landlord shall relieve Landlord of all obligations hereunder; Tenant agreeing to look solely to Landlord's successor as "Landlord" hereunder from and after such assignment.

         SECTION 27.4. GOVERNING LAW. This Lease shall be governed, construed, and enforced in accordance with the laws of the ____________________________.

         SECTION 27.5 ENTIRE AGREEMENT. This Lease and (i) any agreement that has been entered into with regard to the funds to be escrowed or deposited with Landlord as provided herein or (ii) any agreement that has been entered into to secure Tenant's obligations hereunder represent the entirety of the agreement among the parties hereto and shall be deemed to supersede any prior discussions or agreements among the parties hereto. This Lease may not be amended or modified except by written instrument signed by the parties hereto.

         SECTION 27.6 WAIVER. The failure of either party to insist upon strict performance of any of the covenants, agreements, terms and conditions of this Lease in any one or more instances shall not be construed as a waiver or relinquishment of any such covenant, agreement, terms, or condition and the same shall remain in full force and effect.

         SECTION 27.7 ATTORNEY'S FEE. In the event either party brings an action to enforce any of the terms hereof or in connection herewith, the prevailing party in such action shall be entitled to and the losing party agrees to pay the reasonable attorneys' fees and expenses, including attorneys' fees and expenses of appellate proceedings, of the prevailing party.

         SECTION 27.8 MEMORANDUM. On the date hereof, (i) Landlord and Tenant shall execute a Notice of Lease in a form attached as EXHIBIT 27.8A and Tenant shall have the right to record the same in the __________ County Land Records,
(ii) Tenant shall execute on behalf of Landlord an Assignment of Leases, Rents and Receivables in the form attached as EXHIBIT 27.8B and Landlord shall have the right to record the same in such Land Records and (iii) Tenant shall execute on behalf of Landlord Assignments of Leases, Rents and Receivables, as required by Landlord, in the form attached as EXHIBIT 27.8C and Landlord shall have the right to record the same in the applicable Land Records. Any leasehold mortgagee of Tenant shall not record any leasehold mortgage until after the said Notice of Lease and Assignment of Leases, Rents and Receivables has been recorded. Tenant hereby appoints Landlord as Tenant's attorney-in-fact to execute and deliver any instrument or document necessary to terminate such Notice of Lease on the land records of _____________ County, Pennsylvania; provided that Landlord shall only exercise such power of attorney upon the occurrence of a Default under the Development Agreement or if any of the conditions contained in Exhibit 2.1 hereof cannot be satisfied in the reasonable judgment of Landlord and such power of attorney shall terminate upon the occurrence of the Commencement Date hereunder. Tenant hereby agrees to deliver to Landlord on the date hereof a fully executed copy of a Termination of Memorandum of Lease to be held by Landlord's in house legal department in escrow; provided, however, that Landlord shall have an automatic right to break the escrow and record the same with the ____________ County Land Records without any notice to Tenant upon the occurrence of a Default under the Development Agreement or if any of the conditions contained in Exhibit 2.1 hereof cannot be satisfied in the reasonable judgment of Landlord. Upon occurrence of the Commencement Date hereunder and provided Landlord has not recorded the Termination of Memorandum of Lease, Landlord agrees to deliver such Termination of Memorandum of Lease to Tenant.

         SECTION 27.9 UNENFORCEABLE PROVISION. Each term and provision of this Lease shall be enforced to the fullest extent permitted by law. Should any term or provision of this Lease, or the application thereof, prove illegal or unenforceable, the remainder of this Lease shall still be valid and enforced.

         SECTION 27.10 BROKER. Except as provided herein, Landlord and Tenant each represent to the other that there are no claims for brokerage or other commissions or finder's or other similar fees in connection with the transactions contemplated by this Lease insofar as such claims shall be based on arrangements or agreements made by or on behalf of the party so representing.

         SECTION 27.11 AMENDMENTS. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto and approved in writing by Landlord's Mortgagee if required under the terms of the Facility Mortgage.

         SECTION 27.12 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

         SECTION 27.13 APPLYING PROVISIONS. No provision of this Lease shall be construed against or interpreted to the disadvantage of either Landlord or Tenant by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, written, drafted or dictated such provisions.

         SECTION 17.14 TIME IS OF THE ESSENCE. Time is of the essence of this Lease.

         SECTION 27.15 RELATIONSHIP OF PARTIES. Nothing in this Lease shall be construed to render or constitute Landlord in any way or for any purpose a partner, joint venturer or associate in any relationship with Tenant other than that as Landlord and Tenant, nor shall this Lease be construed to authorize either party to act as agent for the other party except as expressly provided to the contrary in this Lease.

         SECTION 27.16. HOLDING OVER. If Tenant occupies the Premises after the Lease expiration date without having entered into a new lease of the Premises with Landlord (or otherwise obtaining Landlord's written consent to remain), Tenant shall be a tenant-at-sufferance only subject to all of the terms and provisions of this Lease except that, after a holdover of ten (10) days after Lease expiration, the Base Rent shall be two hundred percent (200%) of the Base Rent during the last Lease Year. Such a holding over, even if with the consent of Landlord, shall not constitute an extension or renewal of this Lease.

         SECTION 27.17 NO TENANT TERMINATION OR OFFSET.

         SECTION 27.17.1 NO TERMINATION. Except as may be otherwise specifically and expressly provided in this Lease, Tenant, to the extent not prohibited by applicable law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any casualty or any taking of the Premises, (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Premises or the interference with such use by any person (other than Landlord, except to the extent permitted hereunder) or by reason of eviction by paramount title; (c) any claim that Tenant has or might have against Landlord, under this Lease, any other Transaction Document or any related party agreement, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord or (f) for any other cause whether similar or dissimilar to any of the foregoing.

         SECTION 27.18 No surrender to Landlord of this Lease or of the Premises, or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by any and all Facility Mortgagees and superior lessors, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, consented to as aforesaid, shall constitute an acceptance of any such surrender.

         SECTION 27.19 WAIVER. Tenant to the fullest extent not prohibited by applicable law, hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to
(a) modify, surrender or terminate this Lease or quit or surrender the Premises or (b) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder, except as otherwise specifically and expressly provided in this Lease.

         SECTION 27.20 INDEPENDENT COVENANTS. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or (except in those instances where the obligation to pay expressly survives the termination of this Lease) by termination of this Lease other than by reason of an Event of Default.

         SECTION 27.21 WAIVER OF JURY TRIAL. THE TENANT AND LANDLORD HEREBY WAIVE ANY RIGHT THAT ANY OF THEM MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE OR THE TRANSACTION DOCUMENTS, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LANDLORD AND/OR TENANT WITH RESPECT TO THE TRANSACTION DOCUMENTS OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE

FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE TENANT AND LANDLORD AGREE THAT THE OTHER PARTY MAY FILE A COPY OF THIS LEASE WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT OF TENANT AND LANDLORD IRREVOCABLY TO WAIVE ITS RESPECTIVE RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF TENANT AND LANDLORD TO MAKE THIS LEASE, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN TENANT AND LANDLORD SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         SECTION 27.22 NO ARBITRATION. Landlord and Tenant hereby agree that no claims or disputes between Landlord and Tenant arising out or relating to the Lease or a breach thereof shall be decided by any arbitration proceeding including, without limitation, any proceeding under the Federal Arbitration Action (9 U.S.C. Sections 1-14), or any applicable state arbitration statute.

         SECTION 27.23 CONSENT TO JURISDICTION. Landlord and Tenant hereby agree that the United States District Court for the District of Pennsylvania or, to the extent required by applicable law, any Pennsylvania State Court shall have exclusive jurisdiction to hear and determine any claims or disputes between Landlord and Tenant pertaining directly or indirectly to this Lease or the Transaction Documents.

        Section 27.24. CROSS DEFAULT AND CROSS COLLATERALIZATION. The Tenant acknowledges and agrees that this transaction shall be cross-collateralized and cross-defaulted to any transaction between Tenant or any Affiliate of Tenant and Landlord or any Affiliate of Landlord and Landlord would not have consummated this transaction without such assurance and understanding by Tenant. Tenant also acknowledges and agrees that Landlord has relied upon such assurance and understanding in consummating this transaction. Tenant agrees to execute and deliver any and all such documentation, in form and substance satisfactory to Landlord in Landlord's sole discretion, as Landlord may require with respect to any such cross-collateralization and cross-default after the date hereof.

               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereby execute this Lease Agreement on the day and year first written above.


WITNESS:                                    LANDLORD:

________________________            ______________________
Name:
                                    By:      ____________________________

                                    Name: _______________________________

                                    Title:   ____________________________


WITNESS:                                    TENANT:


________________________            _____________________________________
Name:
                                    By: Senior Care Operators, LLC, Manager

                                    By:      ____________________________

                                    Name: _______________________________

                                    Title:   ____________________________